UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dick’s Sporting Goods, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
N/A
	(2)	Aggregate number of securities to which transaction applies:
N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
	(4)	Proposed maximum aggregate value of transaction:
N/A
	(5)	Total fee paid:
N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
N/A
	(2)	Form, Schedule or Registration Statement No.:
N/A
	(3)	Filing Party:
N/A
	(4)	Date Filed:
N/A

Notice of
Annual Meeting
of Stockholders and
2017 Proxy Statement

Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108
April 28, 2017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Annual Meeting Date: June 7, 2017
Time: 1:00 p.m. local time
Location: Dick's Sporting Goods, Inc. Store Support Center, 345 Court Street, Coraopolis, PA 15108
To Our Stockholders:
The 2017 Annual Meeting of Stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the "Company"), will be held at the Dick's Sporting Goods, Inc. Store Support Center, 345 Court Street, Coraopolis, PA 15108, (724) 273-3400, on June 7, 2017, beginning at 1:00 p.m. local time. At the meeting, holders of the Company’s issued and outstanding common stock (NYSE: DKS) and Class B common stock will act on the following matters:
(1) Election of three (3) Class C Directors, each for a term that expires in 2020;

(2)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017;

(3)	Non-binding advisory vote to approve compensation of named executive officers, as disclosed in these materials;

(4)	Non-binding advisory vote on whether an advisory vote on compensation of named executive officers should be held every one, two, or three years;

(5)	Approval of the amendment and restatement of the 2012 Stock and Incentive Plan; and

(6)	Any other matters that properly come before the meeting.
All holders of record of shares of the Company's common stock and Class B common stock at the close of business on April 12, 2017 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on May 26, 2017. To assure your representation at the 2017 Annual Meeting of Stockholders, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.
By order of the Board of Directors,

Edward W. Stack
Chairman of the Board

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Table of Contents (continued)

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

About the Meeting

This proxy statement contains information related to the 2017 Annual Meeting of Stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the "Company"), to be held at the Dick's Sporting Goods, Inc. Store Support Center, 345 Court Street, Coraopolis, PA 15108, (724) 273-3400, on June 7, 2017, beginning at 1:00 p.m. local time, and at any postponements and/or adjournments thereof.
In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials ("the Notice") by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.
It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our 2017 Annual Meeting will first be made available to stockholders, on or about April 28, 2017. In accordance with SEC rules, the website www.proxyvote.com/dks provides complete anonymity with respect to a stockholder accessing the website.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including (i) the election of three (3) Class C Directors, each for a term that expires in 2020, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017, (iii) a non-binding advisory vote to approve compensation of our named executive officers, as disclosed in this proxy statement ("Say on Pay"), (iv) a non-binding advisory vote on whether an advisory vote on compensation of named executive officers should be held every one, two, or three years ("Say on Pay Frequency"), (v) approval of the amendment and restatement of the 2012 Stock and Incentive Plan (the "Amended Plan"), and (vi) any other matter to properly come before the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 12, 2017, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF DICK’S SPORTING GOODS, INC. COMMON STOCK AND CLASS B COMMON STOCK?
Holders of our common stock and Class B common stock have identical rights, except that holders of our common stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.
WHO CAN ATTEND THE ANNUAL MEETING?
Subject to space availability, all common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 12:30 p.m. local time. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.
WHAT CONSTITUTES A QUORUM?
The presence at the Annual Meeting, in person or by proxy, of holders of record of issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, which permits business to be conducted at the Annual Meeting. As of the record date, 89,199,333 shares of common stock representing the same number of votes and 24,710,870 shares of Class B common stock representing 247,108,700 votes were issued and outstanding. Thus, the presence in person or by proxy of the holders of common stock or Class B common stock or a combination thereof representing at least 168,154,018 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting to establish a quorum.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 1

About the Meeting (continued)

HOW DO I VOTE?
The voting process depends on whether you hold your shares in your own name ("record holder") or beneficially in street name.

Record Holders
If you hold shares in your own name, you can cast your vote in one of the following ways:

•	follow the instructions on the website www.proxyvote.com/dks;

•	call 1-800-690-6903 and follow the instructions provided;

•	if you received a proxy card in the mail, complete and return the paper proxy card to the Company; or

•	attend the 2017 Annual Meeting of Stockholders and vote or deliver your proxy card in person.

Beneficial Owners
If your shares are held in street name (by a broker, bank, or other nominee), you are considered a "beneficial owner." If you receive a vote instruction form ("VIF"), your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. If you wish to vote in person at the 2017 Annual Meeting of Stockholders, you must obtain a valid form issued in your name from that record holder.
HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?
The Notice sets forth how you may request a paper copy of the proxy statement and accompanying proxy card, including:

•	by following the instructions at the Internet site www.proxyvote.com/dks; or

•	by following the instructions for a paper copy after calling 1-800-579-1639.
CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?
Yes. You may revoke or change your vote at any time before the polls close at the 2017 Annual Meeting of Stockholders by voting again by telephone or Internet; by delivering to the Corporate Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a date later than the proxy being revoked; or by attending the 2017 Annual Meeting of Stockholders and voting in person or requesting that your previously granted proxy be revoked. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendations of the Company’s Board of Directors (the "Board"), which are set forth following the description of each item to be acted upon in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of Class C Directors for a term that expires in 2020 (see Item 1);

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017 (see Item 2);

•	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (see Item 3);

•	FOR an annual frequency for future non-binding advisory votes on the compensation of named executive officers (see Item 4); and

•	FOR approval of the amendment and restatement of the Amended Plan (see Item 5).
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

2 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

About the Meeting (continued)

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017.
Non-binding Advisory Vote to Approve Compensation of Our Named Executive Officers. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval, on a non-binding advisory basis, of the compensation of our named executive officers. As an advisory vote, this proposal is non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For a discussion on how the Compensation Committee considered the 2016 advisory vote, refer to "Say-on-Pay Vote Results" on page 29 of this proxy statement.
Non-binding Advisory Vote to Approve the Frequency of the Advisory Vote to Approve Compensation of Our Named Executive Officers. You may vote to hold the advisory vote on compensation of our named executive officers every "ONE", "TWO", or "THREE" years, or you may "ABSTAIN." The alternative receiving the highest number of votes will indicate the frequency preferred by the Company's stockholders. This vote is advisory in nature and non-binding to the Company; however, the Board and the Compensation Committee value the opinions expressed by our stockholders and will consider the outcome of the vote when deciding the frequency with which it will hold the Say on Pay vote in the future.
Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan. The affirmative vote of a majority of the votes cast at the meeting is required for approval of the Amended Plan.

Treatment of Abstentions and Broker Non-Votes. An "abstain" vote with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Because each of the proposals set forth in this proxy statement requires the affirmative vote of the holders of a majority of the votes cast in order to pass (other than the election of directors, which requires the affirmative vote of a plurality of the votes cast), abstentions will not have any effect on the outcome of the proposals presented at the Annual Meeting.

A "broker non-vote" occurs if your shares are registered in "street name" and you do not provide the record holder of your shares with voting instructions on any matter as to which, under the applicable New York Stock Exchange ("NYSE") rules, a broker may not vote without instructions from you. As is the case with abstentions, shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast with respect to that proposal. Therefore, a broker non-vote will not have any effect on the outcome of the proposals presented at the Annual Meeting.
WE ARE A CONTROLLED COMPANY UNDER THE NEW YORK STOCK EXCHANGE RULES.
Because as of April 12, 2017, Edward W. Stack, our Chairman and Chief Executive Officer, controlled 60.11% of the combined voting power of our common stock and Class B common stock, we are a "controlled company" under the Corporate Governance Standards of the NYSE. As a controlled company, we are not required to have (i) a majority of independent directors or (ii) a compensation committee or nominating/corporate governance committee composed entirely of independent directors. However, as part of our commitment to maintaining a high standard of corporate governance, we have determined to voluntarily comply with the NYSE independence requirements. As discussed further below, our Board is comprised of a majority of independent directors and our Audit, Compensation and Governance and Nominating Committees are comprised entirely of independent directors.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 3

Stock Ownership

WHO ARE THE LARGEST OWNERS OF THE COMPANY’S STOCK?
The following table contains information regarding the non-management beneficial owners of 5% or more of our outstanding common stock (including our Class B common stock, as it is convertible into our common stock at any time) as of April 12, 2017.
A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)	Percentage of Class B Common Stock(1)

Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	8,632,752(2)	9.80%	—
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,386,293(3)	7.26%	—
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,677,538(4)	5.30%	—

(1)	Ownership information is as reported by the stockholder in its most recently filed Schedule 13G filing.

(2)
Share ownership amounts are based on figures set forth in Amendment No. 4 to Schedule 13G filed by BlackRock Inc. on January 23, 2017. Of the shares beneficially owned, BlackRock Inc. has sole power to vote with respect to 7,873,328 shares and sole power to direct disposition with respect to 8,632,752 shares. BlackRock Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited.

(3)
Share ownership amounts are based on figures set forth in Amendment No. 3 to Schedule 13G filed by The Vanguard Group on February 9, 2017. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to 73,245 shares, shared power to vote with respect to 18,309 shares, sole power to direct disposition with respect to 6,295,931 shares, and shared power to direct disposition with respect to 90,362 shares. The Vanguard Group, Inc. is a parent holding company for the following wholly-owned subsidiaries that own shares of our common stock: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(4)
Share ownership amounts are based on figures set forth in Schedule 13G filed by T. Rowe Price Associates, Inc. on February 7, 2017. Of the shares beneficially owned, T. Rowe Price Associates, Inc. has sole power to vote with respect to 1,972,864 shares and sole power to direct disposition with respect to 4,677,538 shares.

4 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Stock Ownership (continued)

HOW MUCH STOCK DO THE COMPANY’S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OWN?
The following table reflects the number of shares of our common stock and Class B common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers as reflected in the current "Summary Compensation Table" on pages 35-36 of this proxy statement, (ii) directors and nominees and (iii) by all of our directors and executive officers (including those who are not "named executive officers") as a group, as of April 12, 2017.
A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible, or that will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated, which is April 12, 2017 in this case. Except as otherwise noted, the beneficial owners listed have sole voting and/or investment power with respect to the shares shown.
As of April 12, 2017, there were 89,199,333 shares of common stock issued and outstanding and 24,710,870 shares of Class B common stock issued and outstanding.

	Shares Beneficially Owned
	Number				Percent
Named Executive Officers, Directors and Nominees	Common Stock		Class B Common Stock		Common Stock(1)	Class B Common Stock(1)	Voting Power

Edward W. Stack	1,827,979	(2)	20,060,025	(3)	2.04%	81.18%	60.11%
Lee J. Belitsky	277,443	(4)	—		*	—	*
André J. Hawaux	257,650	(5)	—		*	—	*
Teri L. List-Stoll	—		—		*	—	*
Michele B. Willoughby	240,462	(6)	—		*	—	*
Lauren R. Hobart	186,092	(7)	—		*	—	*
John E. Hayes, III	64,594	(8)	—		*	—	*
Mark J. Barrenechea	24,468	(9)	—		*	—	*
Vincent C. Byrd	36,844	(10)	—		*	—	*
Emanuel Chirico	102,432	(11)	—		*	—	*
William J. Colombo	314,024	(12)	2,605,797	(13)	*	10.55%	7.84%
Jacqualyn A. Fouse	36,857	(14)	—		*	—	*
Lawrence J. Schorr	69,459	(15)	—		*	—	*
Larry D. Stone	118,942	(16)	—		*	—	*
Allen R. Weiss	34,107	(17)	—		*	—	*
All Executive Officers and Directors as a group (15 persons but not including Ms. List-Stoll)	3,630,091	(18)	22,665,822		4.03%	91.72%	68.28%

*	Percentage of shares of common stock or Class B common stock beneficially owned does not exceed one percent (1%).

(1)	Percentage of shares of common stock and Class B common stock beneficially owned are each calculated on a class-basis.

(2)	Includes 439,186 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 12, 2017, and 380,804 shares of restricted stock subject to vesting.

(3)
Mr. Stack has indirect ownership with respect to 13,498,059 shares of Class B common stock owned by the grantor retained annuity trusts for which Mr. Stack retains sole voting and dispositive power as trustee. In addition, pursuant to a Memorandum of Understanding ("MOU") dated March 2, 2009, Mr. Stack’s former spouse holds 3,992,967 shares of Class B common stock, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.

(4)	Includes 97,670 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 111,454 shares of restricted stock subject to vesting.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 5

Stock Ownership (continued)

(5)
Includes 112,097 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017, 115,471 shares of restricted stock subject to vesting and 12,100 shares jointly held by Mr. Hawaux and his spouse.

(6)	Includes 93,353 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 112,510 shares of restricted stock subject to vesting.

(7)	Includes 64,192 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 111,070 shares of restricted stock subject to vesting.

(8)	Includes 18,126 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 46,468 shares of restricted stock subject to vesting.

(9)	Includes 15,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 5,447 shares of restricted stock subject to vesting.

(10)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 5,447 shares of restricted stock subject to vesting.

(11)	Includes 5,447 shares of restricted stock subject to vesting.

(12)
Includes 5,447 shares of restricted stock subject to vesting. Also includes 800 shares held by Mr. Colombo’s child. Mr. Colombo disclaims beneficial ownership of the shares held by his child, and the inclusion of such shares should not be deemed an admission that Mr. Colombo is the beneficial owner of such shares.

(13)
These shares of Class B common stock are held by trusts for the benefit of Mr. Stack’s children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the Class B common stock held in the trusts (but no pecuniary interest), as outlined in the irrevocable trust agreements governing the terms of the trusts.

(14)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 5,447 shares of restricted stock subject to vesting.

(15)	Includes 5,447 shares of restricted stock subject to vesting.

(16)
Includes 40,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017, 5,447 shares of restricted stock subject to vesting, and 73,495 shares held indirectly through a trust of which Mr. Stone is the trustee.

(17)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 5,447 shares of restricted stock subject to vesting.

(18)	Includes 939,624 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 12, 2017 and 960,091 shares of restricted stock subject to vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our directors and executive officers complied during fiscal 2016 with the reporting requirements of Section 16(a) of the Exchange Act.

6 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 1—Election of Directors

The Board is divided into three (3) classes, each containing an equal number of directors. The current term of office for our Class C Directors expires at the 2017 Annual Meeting, while the term for our Class A Directors expires at the 2018 Annual Meeting and the term for our Class B Directors expires at the 2019 Annual Meeting. Upon recommendation by the Governance and Nominating Committee (with Mr. Schorr abstaining as to himself), the Board proposes that the following nominees, Edward W. Stack, Jacqualyn A. Fouse and Lawrence J. Schorr, each a current Class C Director, be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class C Directors. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
The information set forth below includes, with respect to each nominee and each continuing director, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company, other public company directorships held by such person during the last five years, and a brief description of the experience, qualifications, attributes and skills of each nominee and continuing director outlined below that have led the Board to conclude that such person should continue to serve as a member of the Board. Furthermore, our Board believes that each nominee and each continuing director has demonstrated broad-based business knowledge, outstanding achievement in his or her professional career, and a commitment to ethical and moral values, and otherwise meets the Company’s articulated director qualifications, including independence, accountability, integrity, areas of experience, sound judgment in areas relevant to the Company’s businesses, diversity of background (including, but not limited to, race, origin, age and gender) and experience in different substantive areas such as retail operations, marketing, technology, distribution and finance, and a willingness to commit sufficient time to the Board. The Board has determined that its current composition provides a balanced mix of expertise, including retail, technology and other expertise and diversity and provides the appropriate range and balance regarding director tenure, with two of the eight independent directors having been appointed within the past five years and another three independent directors within the past ten years.
DIRECTORS STANDING FOR ELECTION
The directors standing for election at the 2017 Annual Meeting are:

EDWARD W. STACK, 62
Mr. Stack has served as our Chairman and Chief Executive Officer since 1984 when the founder and Mr. Stack’s father, Richard "Dick" Stack, retired from our then two-store chain. Mr. Stack has served us full-time since 1977 in a variety of positions, including Store Manager and Merchandise Manager. Mr. Stack previously served as a director of Key Corp, the bank holding company for KeyBank National Association listed on the NYSE from 2010 to 2011.
Qualifications
As the most senior executive of the Company, Mr. Stack provides the Board with insight into the Company’s business operations, opportunities and challenges. He has led the Company’s sustained growth, from a two-store chain to a multi-banner chain with nearly 800 stores and an eCommerce business. In addition, Mr. Stack’s history with the Company, his extensive industry and retail experience and his expertise in corporate strategy, development and execution have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Stack’s current term in office as a Class C Director expires at the 2017 Annual Meeting.

JACQUALYN A. FOUSE, PhD, 55
Dr. Fouse has served on the Board since 2010. Dr. Fouse currently serves as a Strategic Advisor to the Executive Committee of Celgene Corporation, a global biopharmaceutical company listed on Nasdaq, a position to which she was appointed April 2017. Dr. Fouse served as the President and Chief Operating Officer of Celgene Corporation from March 2016 to April 2017, as the President, Global Hematology and Oncology from August 2014 to March 2016, and as the Chief Financial Officer from September 2010 to August 2014. She formerly served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company listed on the NYSE, from 2007 to 2010. From 2006 to 2007, Dr. Fouse was the Senior Vice President, Chief Financial Officer and Corporate Strategy Officer at Alcon, Inc., a global eye care company listed on the NYSE, and from 2002 she was Alcon’s Senior Vice President and Chief Financial Officer. Dr. Fouse served as the Chief Financial Officer of Swiss Air Group in Switzerland from 2001 to 2002. Previously, Dr. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé SA. Dr. Fouse was elected to the board of directors of Celgene Corporation in February 2016 but will not stand for re-election to the board in 2017, and Dr. Fouse served on the board of

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 7

Item 1—Election of Directors (continued)

directors of Perrigo Company from November 2012 to April 2016. She also serves on the advisory boards at the University of Texas at Arlington and Texas Christian University.
Qualifications
Dr. Fouse adds significant corporate finance, financial reporting and accounting expertise as a result of her executive roles at Celgene and her prior positions with other companies. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member. This expertise, together with the leadership skills evidenced by the executives positions held at Celgene and other companies, has led the Board to conclude that she should continue to serve as a director of the Company. Dr. Fouse’s current term in office as a Class C Director expires at the 2017 Annual Meeting.

LAWRENCE J. SCHORR, 63
Mr. Schorr has served on the Board since 1985. In April 2014, Mr. Schorr became the Chief Executive Officer of SIMONA AMERICA GROUP, the North American operations of SIMONA AG, a German manufacturing company listed on the General Standard segment of the Frankfurt Stock Exchange. Prior to that, from May 2004 to April 2014, Mr. Schorr served as the Chief Executive Officer of Boltaron Performance Products, a privately owned plastics manufacturing company that was acquired by SIMONA AG. He previously served as President of RRT-Recycle America, a subsidiary of WMX Technologies, Inc. Prior to that, he served in the same position for Resource Recycling Technologies, Inc., a solid waste material management company listed on the American Stock Exchange. He has also served as a Partner and Managing Partner in the law firm of Levene, Gouldin and Thompson LLP.
Qualifications
In addition to Mr. Schorr’s legal experience, he brings to the Board demonstrated leadership skills as the Chief Executive Officer of Boltaron and now of SIMONA AMERICA GROUP, and as the former managing partner of a law firm. Mr. Schorr has almost 32 years of knowledge of the Company from serving as a member of the Board during the Company’s expansion from a two-store chain to a multi-banner retailer with nearly 800 stores and an eCommerce business. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Schorr’s current term in office as a Class C Director expires at the 2017 Annual Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PERSONS NOMINATED TO SERVE AS CLASS C DIRECTORS.
OTHER DIRECTORS NOT STANDING FOR ELECTION AT THIS MEETING
Our Class B and Class A directors who will continue to serve after the 2017 Annual Meeting are:

MARK J. BARRENECHEA, 52

Mr. Barrenechea was appointed to the Board in February 2014. Mr. Barrenechea is the Chief Executive Officer and Chief Technology Officer and serves as a director of OpenText Corporation, an information management software products company listed on Nasdaq. He has been Chief Executive Officer since January 2012 and Chief Technology Officer since January 2016. In addition to serving on the board of OpenText, Mr. Barrenechea has also served as a director of Hamilton Insurance Group, a Bermuda-based holding company for insurance and reinsurance operations in Bermuda and the U.S., since November 2016. Prior to joining OpenText, Mr. Barrenechea was a director and President and Chief Executive Officer of Silicon Graphics International Corporation ("SGI"), a global leader in high performance computing listed on Nasdaq, from 2007 to 2012. During Mr. Barrenechea’s tenure at SGI, he led strategy and execution, which included transformative acquisitions of assets, as well as penetrating diverse new markets and geographic regions. Previously, Mr. Barrenechea served as Executive Vice President and Chief Technology Officer for CA, Inc., an enterprise information technology management company listed on Nasdaq (formerly Computer Associates International, Inc.) from 2003 to 2006 and was a member of the executive management team. Before joining CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software and corporate hardware products and services company listed on Nasdaq, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team.

8 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

Qualifications
Mr. Barrenechea has over 27 years of experience in the technology industry, both in software management and server manufacturing, and will bring insight regarding eCommerce to the Board. Mr. Barrenechea also brings expertise to the Board as a result of his executive and board leadership with various public and private companies, including experience with corporate strategy, corporate acquisitions and global operations. This expertise and experience has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Barrenechea’s current term in office as a Class B Director expires at the 2019 Annual Meeting.

VINCENT C. BYRD, 62
Mr. Byrd has served on the Board since 2013. Mr. Byrd most recently served as Vice Chairman and a member of the board of directors of J. M. Smucker Company, a manufacturer and marketer of branded food products listed on the NYSE, a position he held from April 2015 to August 2016. Prior to being appointed as Vice Chairman, he served as President and Chief Operating Officer of J. M. Smucker Company from May 2011 to April 2015. Prior to that time, he served as President, U.S. Retail — Coffee of J. M. Smucker Company from August 2008 to May 2011, and Senior Vice President, Consumer Market, from February 2004 to August 2008. In addition, Mr. Byrd served as a director of Myers Industries, Inc., an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets listed on the NYSE, from 2006 to 2015, and served as a director of Spangler Candy Company, a private company that manufactures confectionery products, from 1998 to 2008.
Qualifications
Mr. Byrd's contribution as a Fortune 500 executive brings to the Board over 40 years of experience with strategic planning, acquisitions and integration, marketing, and domestic and international operations. Mr. Byrd also brings financial expertise to the Board as a result of his background in finance and accounting. Additionally, through his years of service on the boards of both public and private companies in a variety of industries, Mr. Byrd is able to provide diverse and valuable corporate governance, financial, operational and strategic expertise to the Board. This expertise and experience has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Byrd’s current term in office as a Class A Director expires at the 2018 Annual Meeting.

EMANUEL CHIRICO, 59

Mr. Chirico has served on the Board since December 2003. Mr. Chirico was named Chairman of the Board of PVH Corp., a wholesale and retail apparel company listed on the NYSE, in June 2007 and was named its Chief Executive Officer in February 2006. Previously, Mr. Chirico was President, Chief Operating Officer and a Director of PVH Corp. from 2005 to 2007. Prior to that, Mr. Chirico was Executive Vice President and Chief Financial Officer of PVH Corp. from 1999 until June 2005. From 1993 until 1999, Mr. Chirico was PVH Corp.’s Controller. Prior to that, he was a partner at Ernst & Young LLP, a public accounting firm.
Qualifications
Mr. Chirico brings an extensive knowledge of the retail industry to our Board along with a deep understanding of the financial, operational and strategic domestic and international issues that face global wholesale and retail companies, gained through his experience as Chairman and Chief Executive Officer of PVH Corp., a major global apparel company that operates a portfolio of brands including Calvin Klein and Tommy Hilfiger. Mr. Chirico also contributes significant corporate finance, financial reporting and accounting expertise gained as a result of his experience with a large public accounting firm and in his role as Chief Financial Officer of PVH Corp. These skills, along with the leadership skills evidenced by his current position as Chairman and Chief Executive Officer at PVH Corp., have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Chirico’s current term in office as a Class B Director expires at the 2019 Annual Meeting.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 9

Item 1—Election of Directors (continued)

WILLIAM J. COLOMBO, 61
Mr. Colombo has served on the Board since 2002 and became our Vice Chairman of the Board in February 2008, after retiring as President and Chief Operating Officer of the Company, a position he held since 2002. He also served from September 2010 until February 2011 as our interim Chief Marketing Officer. From 1998 to 2000, Mr. Colombo served as President of dsports.com LLC, our then eCommerce subsidiary. Mr. Colombo also served as our Chief Operating Officer and as an Executive Vice President from 1995 to 1998. Mr. Colombo joined us in 1988. From 1977 to 1988, he held various field and district positions with J.C. Penney Company, Inc., a retail company listed on the NYSE. Mr. Colombo previously served as a member of the board of directors of Gibraltar Industries, a leading manufacturer, processor and distributor of products for the building and industrial markets listed on Nasdaq, from 2003 to 2016.
Qualifications
Mr. Colombo brings more than 39 years of retail experience and insight to the Board, including expertise in operations, marketing and strategy. This insight, combined with his more than 29 years of Company-specific experience, has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Colombo’s current term in office as a Class A Director expires at the 2018 Annual Meeting.

LARRY D. STONE, 65
Mr. Stone has served on the Board since 2007. Mr. Stone served as President and Chief Operating Officer of Lowe’s Companies Inc., a home improvement retailer listed on the NYSE, from December 2006 until his retirement in June 2011, and before that as Senior Executive Vice President, Merchandising/Marketing of Lowe’s Companies from 2005 to 2006. Mr. Stone served as Senior Executive Vice President, Store Operations for Lowe’s Companies from 2003 to 2005, and as Executive Vice President, Store Operations from 2001 to 2003. Mr. Stone has served on the Board for Novant Health System, Inc., a not-for-profit integrated system of healthcare, since 2011. Mr. Stone has also served on the board of directors of At Home Group, Inc., a big box specialty retailer of home décor products, since December 2014, and as a member of the audit committee since 2016. In addition, Mr. Stone serves as a trustee for Wilkes Community College.
Qualifications
Mr. Stone’s considerable retail experience gained through his positions at Lowe’s Companies Inc., combined with the leadership skills developed as its President and Chief Operating Officer and his expertise in real estate, store operations, eCommerce, brand management, marketing and strategic finance, have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Stone’s current term in office as a Class A Director expires at the 2018 Annual Meeting.

ALLEN R. WEISS, 63
Mr. Weiss has served on the Board since November 2011. Mr. Weiss served as President of Worldwide Operations for the Walt Disney Parks and Resorts business of The Walt Disney Company, a global entertainment company listed on the NYSE, from 2005 until his retirement in 2011. Prior to that, Mr. Weiss served in a number of roles for The Walt Disney Company beginning in 1972, including most recently as President of Walt Disney World Resort, Executive Vice President of Walt Disney World Resort and Vice President of Resort Operations Support. Mr. Weiss also served as a director and a member of the audit committee of Apollo Group, Inc., a private education provider listed on Nasdaq, from 2012 until 2017. Mr. Weiss serves on the board or council of a number of community and civic organizations.
Qualifications
Mr. Weiss brings international leadership experience to our Board and extensive expertise in brand management, marketing, finance and strategic planning from overseeing the operations of a global corporation. These qualifications, along with the leadership skills that Mr. Weiss brings to our Board through his executive management experience with The Walt Disney Company, have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Weiss’ current term in office as a Class B Director expires at the 2019 Annual Meeting.

10 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

HOW ARE OUR DIRECTORS COMPENSATED?
Director Compensation — 2016

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mark J. Barrenechea	$88,000	$110,000	—	—	—	—	$198,000
Vincent C. Byrd	$94,000	$110,000	—	—	—	—	$204,000
Emanuel Chirico	$88,000	$110,000	—	—	—	—	$198,000
William J. Colombo	$88,000	$110,000	—	—	—	—	$198,000
Jacqualyn A. Fouse	$111,500	$110,000	—	—	—	—	$221,500
Lawrence J. Schorr	$129,000	$110,000	—	—	—	—	$239,000
Larry D. Stone	$109,000	$110,000	—	—	—	—	$219,000
Allen R. Weiss	$88,000	$110,000	—	—	—	—	$198,000

(1)
Edward W. Stack, a member of the Board, also serves as the Company’s Chief Executive Officer, and as such did not receive any compensation in fiscal 2016 in connection with his service on the Board. Mr. Stack’s 2016 compensation is reported in the "Summary Compensation Table" and the other tables set forth in this proxy statement.

(2)	Amounts reflect fees relating to calendar 2016.

(3)
The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the restricted stock award granted to each Director on April 3, 2016. A discussion of the relevant assumptions made in the valuation of this award may be found in Note 10 ("Stock Based Compensation and Employee Stock Plans") of the footnotes to the Company’s consolidated financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the SEC on March 24, 2017. The grant date fair value of such awards was computed based on the closing price of the Company’s common stock on April 1, 2016, which was $47.09 per share. The number of shares of unvested restricted stock outstanding as of January 28, 2017 for each Director was 4,255.

(4)
The aggregate number of shares underlying unexercised stock option awards outstanding as of January 28, 2017 for each Director was: 20,000 shares for each of Messrs. Barrenechea, Byrd, Chirico and Weiss and Dr. Fouse; 0 shares for each of Messrs. Colombo and Schorr; and 40,000 shares for Mr. Stone.

UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE
For calendar 2016, non-employee directors were compensated by means of an annual cash retainer, meeting fees and an annual restricted stock grant. Each non-employee director, other than the Lead Director, was paid an annual retainer of $40,000. The Lead Director was paid an annual retainer of $60,000 as a result of his additional responsibilities. The chairpersons of the Audit, Compensation and Governance and Nominating Committees were also paid additional cash retainers of $25,000, $15,000 and $15,000, respectively. Non-employee directors receive $7,500 per Board meeting attended ($3,750 for teleconferences) and $1,500 for each committee meeting attended ($750 for committee teleconferences). There are generally five (5) Board meetings per year, four (4) Compensation and Governance and Nominating Committee meetings and eleven (11) Audit Committee meetings. Members of the Board are also reimbursed for expenses incurred by them in connection with attending any meeting.
In addition to the cash compensation described above, each non-employee director also received an annual grant, or appointment grant, of restricted stock with a value of $110,000 that vests annually in equal amounts over a three year period beginning on the first anniversary date of the grant. All directors are subject to stock ownership guidelines that are discussed further in our "Compensation Discussion and Analysis" on page 33 of this proxy statement. Non-employee directors are also eligible to participate in the Company's employee discount program. No changes in director compensation were made for 2016.

In 2016, the Compensation Committee asked management to engage a compensation consultant to review the Company’s director compensation program. Management retained Willis Towers Watson ("Towers Watson") and reported management’s recommendation to the Compensation Committee based upon the work performed by Towers Watson. Towers Watson also provides periodic market analysis and other non-executive compensation consulting services to Company management. In March 2017, the Compensation

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 11

Item 1—Election of Directors (continued)

Committee recommended, and the Board approved certain changes to non-employee director compensation for fiscal 2017. For fiscal 2017, each non-employee director will receive an annual grant, or appointment grant, of restricted stock with a value of $160,000 that vests annually in equal amounts over a three year period beginning on the first anniversary date of the grant. In connection with these changes, the Board also approved an increase in the stock ownership requirements for non-employee directors from $300,000 to $350,000. No changes were made to meeting and committee fees.

12 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Corporate Governance

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2016?
During fiscal 2016, the Board met six (6) times. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2016 for the period in which they served as director.
WHAT COMMITTEES HAS THE BOARD ESTABLISHED AND HOW OFTEN DID THEY MEET DURING FISCAL 2016?
During fiscal 2016, the Board had standing Audit, Compensation and Governance and Nominating Committees. Additionally, the Board may from time-to-time establish additional committees for specific governance oversight purposes. The members of each committee, the principal functions of each committee and the number of meetings held in fiscal 2016 are shown below.

Name of Committee and Members	Primary Committee Functions	Number of Meetings
AUDIT:	• Oversees the integrity of the audit process, financial reporting and internal accounting controls of the Company	11
Jacqualyn A. Fouse, Chair Mark J. Barrenechea Vincent C. Byrd Emanuel Chirico	• Oversees the work of the Company’s financial management team, the Company’s internal auditors and any registered public accounting firm employed by the Company
	• Oversees management’s development of, and adherence to, a sound system of internal accounting and financial controls
	• Oversees that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls
	• Ensures that an open avenue of communication exists between the Company’s outside auditors, internal auditors and the Board
	• Oversees management’s development of, and adherence to, guidelines and procedures for risk management and compliance

COMPENSATION:	• Discharges the Board’s responsibilities relating to compensation of the officers and directors of the Company	4
Larry D. Stone, Chair William J. Colombo Lawrence J. Schorr Allen R. Weiss	• Recommends an overall executive compensation design for the Company
	• Establishes the terms and conditions of all equity awards
	• Monitors and serves as administrator of our stock and incentive plans

GOVERNANCE AND NOMINATING:	• Provides oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our corporate governance	4
Lawrence J. Schorr, Chair William J. Colombo Larry D. Stone Allen R. Weiss	• Reviews and evaluates policies and practices with respect to the size, composition and functioning of the Board
	• Evaluates the qualifications of and recommends to the full Board candidates for election as directors
	• Reviews and recommends to the full Board the compensation and benefits for the Company’s non-employee directors
	• Oversees annual self-evaluations by the Board, its committees and our Chairman and Chief Executive Officer
The Audit Committee — Our Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act and our Audit Committee charter is available on the Investor Relations portion of our website (www.investors.DICKS.com). Messrs. Barrenechea, Byrd, and Chirico and Dr. Fouse are qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that they each have accounting and financial management expertise within the meaning of the listing standards of the NYSE. The Board has determined that all members of the Audit Committee are independent within the meaning of SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. For more information about the responsibilities and activities of the Audit Committee, see "Report of the Audit Committee" on page 19, "What is the Board’s Role in the Oversight of Risk Management" on page 15 and the Audit Committee’s charter.
The Compensation Committee — Our Compensation Committee charter is available on the Investor Relations portion of our website (www.investors.DICKS.com). Although we are not currently required to have an independent compensation committee as a result of our

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 13

Corporate Governance (continued)

status as a "controlled company" under the NYSE’s Corporate Governance Standards, the Board has nevertheless determined that Messrs. Colombo, Stone, Schorr and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards.
The Compensation Committee reviews officer compensation recommendations provided by our Chairman and Chief Executive Officer and Senior Vice President — Chief Human Resources Officer and is responsible for reviewing and approving all components of executive compensation (as discussed in "Compensation Discussion and Analysis" commencing on page 21 of this proxy statement).
The Compensation Committee is the administrator of the Company’s stock and incentive compensation plans. The Compensation Committee approves all annual grants of equity and performance-based awards under the Company’s stock and incentive compensation plans. As permitted under its charter, the Compensation Committee (i) has delegated authority to grant awards under the Company’s stock and incentive compensation plans to non-executive officers in certain circumstances, such as new hires and promotions to a committee consisting of our Chairman and Chief Executive Officer, Chief Financial Officer, and Senior Vice President — Chief Human Resources Officer, in compliance with the applicable authorizing resolutions and Delaware law, and (ii) has delegated the approval and administration of certain performance-based awards under the Company's stock and incentive plans to an ad hoc subcommittee who satisfy the requirements of "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
The Compensation Committee has the discretion under its charter to retain (and terminate) any compensation consulting firm deemed by the Compensation Committee to be independent under the NYSE Corporate Governance Standards, at the Company’s expense, to assist in the evaluation of director, executive officer or Chief Executive Officer compensation, including the authority to approve fee and retention terms. The Compensation Committee also has the authority to engage independent legal, accounting or other advisors, at the Company’s expense, as it deems necessary or appropriate.
For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see "Compensation Committee Report" on page 21, "The Compensation Decision-Making Process Is Thorough and Balances Objective Data with a Deep Understanding of Our Business" on page 27 and the Compensation Committee’s charter.
The Governance and Nominating Committee — Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (www.investors.DICKS.com). On March 14, 2017, the Governance and Nominating Committee recommended to the Board of Directors (with Mr. Schorr abstaining as to himself) that Messrs. Stack and Schorr, and Dr. Fouse stand for re-election as Class C Directors at the Company’s 2017 Annual Meeting of Stockholders. Although we are not currently required to have an independent nominating committee as a result of our status as a "controlled company" under the NYSE’s Corporate Governance Standards, the Board has nevertheless determined that Messrs. Schorr, Colombo, Stone and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards. For more information on the responsibilities and activities of the Governance and Nominating Committee, see "How Does The Board Select Its Nominees for Director?" on page 15 and the Governance and Nominating Committee’s charter.
HOW IS OUR BOARD LEADERSHIP STRUCTURED?
The roles of Chairman of the Board and Chief Executive Officer of the Company currently are held by the same person, Edward W. Stack. In addition to serving in those roles, Mr. Stack controls a majority of the voting power of our capital stock and has been operating the Company since 1984. The Board believes that Mr. Stack’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Stack possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and thus is best positioned to develop agendas that ensure the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and vendors, particularly during times of turbulent economic and industry conditions. Each director, other than Mr. Stack, is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions.

In that regard, the Board believes that our current structure is particularly favorable to the Company due to the unique qualities and attributes possessed by Mr. Stack. In the event that he should no longer be able to serve as Chairman and Chief Executive Officer of

14 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Corporate Governance (continued)

the Company, other leadership models, such as a separate independent chairman of the Board, may be appropriate. As such, one responsibility of the Board is to take all necessary steps to ensure that an effective succession process exists to provide continuity of leadership over the long-term, both in the position of Chief Executive Officer and Chairman of the Board, as well as other critical management positions in the Company.

The Company has developed, through discussions of the Board, a succession process for the position of Chief Executive Officer, both as a long-term measure as well as in an emergency situation. The Board, along with management, also conducts annual reviews and discussions as it relates to the identification of successors in all key executive positions. This process ensures continuity of leadership over the long-term, and it forms the basis for which we determine future managerial hiring decisions. Our succession planning is a key factor in managing the long-term planning and investment lead times of our business.
To further strengthen the governance structure, the Company also maintains a presiding non-employee director, or Lead Director, position. Mr. Schorr has served as the Lead Director since March 2012. Mr. Schorr provides leadership and direction to the Company’s independent directors and presides over executive sessions of the Board. In addition, Mr. Schorr also has the following responsibilities as Lead Director: consulting with the Chairman on Board and committee agendas, approving the retention of outside advisors and consultants who report directly to the Board on critical issues, participating with the Governance and Nominating Committee in reviewing director candidates and evaluating the performance of the Chairman and Chief Executive Officer and the Board, among others.
WHAT IS THE BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT?
The Board as a whole has responsibility for risk management oversight, although certain categories of risk may be allocated to a particular committee of the Board for review based on its areas of expertise, with the committee then reporting back to the full Board as needed. For example, the Compensation Committee evaluates risk as it relates to the structure of the Company’s compensation practices and philosophy (as further discussed in "Compensation Discussion and Analysis" on page 21), while the Audit Committee evaluates overall enterprise risk and compliance. Company management is charged with the tasks of adequately identifying material risks that the Company faces in a timely manner; implementing management strategies that are responsive to the Company’s risk profile and specific material risk exposures; evaluating risk and risk management with respect to business decision-making throughout the Company; and efficiently and promptly transmitting relevant risk-related information to the Board or appropriate committee, so as to enable them to conduct appropriate risk management oversight. The Company’s Compliance Department reports to the General Counsel and also reports regularly (two times in fiscal 2016) to the Audit Committee. Furthermore, the Audit Committee receives regular reports on the Company’s information security measures from the Information Security Department (four times in fiscal 2016). Finally, the Internal Audit Department assesses controls and procedures and partners with our Compliance Department to assess the implementation of compliance policies. Internal Audit reports regularly to the Audit Committee (four times in fiscal 2016). The primary areas for which the Board and its committees provide risk management oversight include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, regulatory and reputational risks. The head of the Compliance Department reports on enterprise risk management to the Board at least once a year, and the Chief Information Officer, with participation from the Chief Information Security Officer, reports on information security to the Board at least once a year.
HOW DOES THE BOARD SELECT ITS NOMINEES FOR DIRECTOR?
The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. In addition, the Governance and Nominating Committee will consider director candidates referred by our stockholders, including for election at the 2018 Annual Meeting, if such nominees are submitted in accordance with the procedures set forth in "Additional Information — Advance Notice Procedures" on page 59 of this proxy statement.
The Governance and Nominating Committee annually evaluates the composition of the Board in accordance with the Company’s Corporate Governance Guidelines in the context of an assessment of the perceived needs of the Board at that point in time. They review factors such as director independence, size of the Board, needs of the Board, including desired expertise in areas relevant to the Company’s business, and the minimum qualifications articulated in the Corporate Governance Guidelines, including accountability, integrity, relevant areas of experience, sound judgment in areas relevant to the Company's businesses, diversity of background (including, but not limited to, race, origin, age and gender) and a willingness and ability to commit sufficient time to the Board.
If a stockholder submits a nominee for election, the Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the prospective candidate’s recommendation,

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 15

Corporate Governance (continued)

as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee will satisfy the evaluation factors described above. If the Governance and Nominating Committee determines, in consultation with the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee’s background and experience and a report be prepared, and may utilize a third-party search firm to assist in such a process. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, as outlined above, all in the context of an assessment of the perceived needs of the Board at that point in time.
The Governance and Nominating Committee will take such other steps as are necessary to evaluate a prospective nominee, including receiving input from our Chairman and Chief Executive Officer and, if warranted, interviews of the prospective nominee by one or more Governance and Nominating Committee or Board members. After completing this evaluation and other steps of the process, the Governance and Nominating Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendations and report of the Governance and Nominating Committee.
DOES THE COMPANY HAVE A CODE OF ETHICS?
Our Code of Ethics and Business Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics and Business Conduct is available on the Investor Relations portion of our website (www.investors.DICKS.com) and is available in print to any Company stockholder upon request. We intend to post on our website substantive amendments to or waivers from our Code of Ethics and Business Conduct to the extent applicable to our Chief Executive Officer, principal financial officer, principal accounting officer or directors.
HOW MAY STOCKHOLDERS COMMUNICATE WITH THE BOARD?
Stockholders and other parties interested in communicating directly with the Board, the presiding Lead Director or the non-management directors as a group may do so by writing to the Board of Directors or presiding Lead Director (as the case may be), c/o General Counsel, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department’s attention at investors@dcsg.com. Upon receipt of letters addressed to the Board or non-management members of the Board, the Governance and Nominating Committee has instructed the General Counsel to (i) review the correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board and (iii) regularly forward to the presiding Lead Director copies of all such correspondence that is addressed to or (determined to be) intended for the presiding Lead Director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review correspondence that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE CONSIDERED INDEPENDENT?
Pursuant to our Corporate Governance Guidelines, which meet the listing standards adopted by the NYSE for "controlled companies," and are available on the Investor Relations portion of our website (www.investors.DICKS.com), the Board undertook its annual review of existing director and director nominee independence on March 14, 2017.
As a result of the review, the Board affirmatively determined that Messrs. Barrenechea, Byrd, Chirico, Colombo, Stone and Weiss are, and that Dr. Fouse and Mr. Schorr if re-elected would continue to be, independent directors, in accordance with the standards set forth in our Corporate Governance Guidelines and in accordance with independence requirements implemented by the NYSE. During this review, the Board considered transactions and relationships between each current director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company), including (i) the relationship between the Company and PVH Corp., one of our vendors, for which Mr. Chirico serves as Chairman and Chief Executive Officer, (ii) the relationship between the Company and OpenText Corporation, one of our technology service providers, for which Mr. Barrenechea serves as President and Chief Executive Officer, and (iii) Mr. Colombo's role as trustee of trusts that hold Class B shares for the benefit of Mr. Stack's children and his non-leadership position in one of Mr. Stack's charitable projects. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements implemented by the NYSE.

16 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Corporate Governance (continued)

WHAT IS OUR POLICY ON ANNUAL MEETING ATTENDANCE?
The Board’s official policy is that the Board strongly encourages its members to attend the Annual Meeting of Stockholders. The Company currently expects that all of its directors will attend the 2017 Annual Meeting. All but one of the then-current members of the Board were in attendance at last year’s Annual Meeting.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee currently consists of Messrs. Colombo, Schorr, Stone and Weiss. None of Messrs. Schorr, Stone or Weiss has ever been an officer or employee of ours or any of our subsidiaries. Mr. Colombo served as an officer and employee of the Company in various roles from 1988 until 2011, including serving as Chief Operating Officer and Executive Vice President from 1995 to 1998, President of dsports.com LLC, our then eCommerce subsidiary from 1998 to 2000, President and Chief Operating Officer from 2002 until 2008, and interim Chief Marketing Officer from September 2010 until February 2011.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
In 2016, South Hills Landscaping & Excavating, Inc. ("South Hills") provided all-seasons landscaping services with respect to the Company’s Store Support Center, for which we paid $363,682. South Hills is owned by Darren Davis, the brother-in-law of Edward W. Stack. We engaged South Hills in the ordinary course of business and on terms comparable to those offered by non-related third-parties. On March 29, 2017, the Company and South Hills entered into a three-year agreement to provide all-seasons landscaping services with respect to the Company's Store Support Center (the "Landscaping Agreement"). Under the terms of the Landscaping Agreement, the Company will pay fees to South Hills for various all-seasons landscaping services on an as-incurred basis. The rates for such services are set forth on Statements of Work under the Landscaping Agreement, and are based on comparable rates paid to South Hills in 2016. The Company expects the aggregate amount of payments made under the Landscaping Agreement to South Hills on an annual basis to be comparable to the total fees paid to South Hills in 2016, assuming similar weather conditions. The Landscaping Agreement may be terminated by the Company at any time without penalty upon thirty days' written notice to South Hills or under the other conditions for termination set forth therein.
We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard "Dick" Stack, our founder and father of Edward W. Stack. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal 2016. The amount paid per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third-parties for other leases that were entered into around the same time period.
On December 19, 2011, we entered into an Aircraft Charter Agreement (the "Charter Agreement") with Corporate Air, LLC pursuant to which we have the ability to charter for business use an aircraft owned by EWS II, LLC, an entity owned by Edward W. Stack. Corporate Air has a lease agreement with EWS II, LLC under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter this aircraft for use by third-parties. During the term of the Charter Agreement, we have the right to use the aircraft on a flight available basis for 300 hours per year for travel purposes. Under the Charter Agreement, we pay Corporate Air a rental fee per month that is increased annually between 3% and 5%, based on the consumer price index, and an hourly charter rate of $3,500 per block hour of actual usage, which is subject to a fuel surcharge adjustment. The Charter Agreement was scheduled to expire on December 31, 2016. On December 8, 2016, we entered into an amendment to the Charter Agreement extending the expiration date to December 31, 2021. For calendar 2016, we paid a monthly fee of $225,101, which was adjusted to $231,854 per month for calendar 2017. During fiscal 2016, we paid Corporate Air $3,383,807 under the Charter Agreement. The Charter Agreement may be terminated under certain conditions as set forth in the Charter Agreement and terminates automatically if Corporate Air no longer has the right to operate the aircraft under its lease with EWS II, LLC.
Kim Myers, the sister of our Chairman and Chief Executive Officer and a holder of our Class B common stock, is married to Tim Myers, who is employed by the Company in a director-level position. Mr. Myers was paid an aggregate salary and bonus of $197,699 for his services during fiscal 2016. Mr. Myers is also eligible for equity-based compensation and health and welfare benefits on the same basis as other eligible associates at director-level positions.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 17

Corporate Governance (continued)

Michael Stack, who is our Chairman and Chief Executive Officer’s son, is employed by the Company in a director-level position. Mr. Stack was paid an aggregate salary and bonus of $96,544 for his services during fiscal 2016. Mr. Stack is also eligible for equity-based compensation and health and welfare benefits on the same basis as other eligible associates at director-level positions.
The Audit Committee reviewed and approved or ratified relevant transactions related to the transactions set forth above that occurred prior to March of 2007 in accordance with the terms of its committee charter. Since March 2007, the Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under Item 404 of the SEC’s Regulation S-K have been conducted in accordance with the terms of the Company’s Related Party Policy & Procedures, which covers our directors, director nominees, executive officers, and their respective immediate family members, and also may apply to outside third-parties in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors, director nominees or immediate family members, is employed. Transactions with such persons are initially reviewed by our Legal Department to determine if they fall within the scope of our Related Party Policy & Procedures.
Transactions (or series of related transactions) that would generally fall within the scope of our Related Party Policy & Procedures include those in which the amount exceeds $120,000 per year, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is required to be reviewed and approved or ratified by the Audit Committee. Any potential related party transactions that are not reviewed by the Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the Related Party Policy & Procedures. Information regarding potential related party transactions is obtained through self-reporting, including through submission of annual director and executive officer questionnaires and through review of company records.

18 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 2—Ratification of Independent Registered Public Accounting Firm

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Management has primary responsibility for the Company’s financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (sometimes referred to as D&T), is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities for fiscal year 2016, the Audit Committee reviewed and discussed with both Company management and the Company’s independent auditors all annual financial statements and quarterly operating results released in fiscal year 2016 prior to their issuance. During fiscal 2016, management reviewed significant accounting and disclosure issues with the Audit Committee and advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. These reviews also included discussions with the outside auditors of matters required to be discussed pursuant to Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, relating to communication with audit committees. The Audit Committee also received the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and had discussions with D&T regarding its independence. The Audit Committee also received, reviewed and discussed with D&T the report required by section 10A(k) of the Exchange Act.
Based on the reviews, discussions and disclosures referred to above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements for the fiscal year ended January 28, 2017 in the Company’s Annual Report on Form 10-K for such fiscal year.
Members of the Audit Committee
Jacqualyn A. Fouse (Chairperson)
Mark J. Barrenechea
Vincent C. Byrd
Emanuel Chirico

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 19

Item 2—Ratification of Independent Registered Public Accounting Firm (continued)

Deloitte & Touche LLP has served as our independent registered public accounting firm since the audit for the 11-month period ended January 30, 1999. For fiscal 2016, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax and other services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has selected D&T as such for fiscal 2017.
AUDIT AND NON-AUDIT FEES AND INDEPENDENT PUBLIC ACCOUNTANTS
The following table presents fees for professional audit services rendered by D&T for the audit of the Company’s annual consolidated financial statements for fiscal years 2015 and 2016 and fees billed for other services rendered by D&T for fiscal years 2015 and 2016.

	Fiscal 2015	Fiscal 2016
Audit Fees	$1,107,244	$1,350,560
Audit-Related Fees	21,800	73,959
Tax Fees	518,389	462,813
All Other Fees	37,300	3,790
Total All Fees	$1,684,733	$1,891,122
Audit Fees — Audit fees for fiscal 2015 and 2016 included fees for professional services and expenses relating to the audit of our annual financial statements, the audit of our internal control over financial reporting and the review of our quarterly financial information.
Audit-Related Fees — Audit-related fees paid in fiscal 2015 and 2016 principally included fees relating to merger and acquisition services and an employee benefit plan audit.
Tax Fees — Tax fees set forth for fiscal 2015 and 2016 were for tax-related services related primarily to tax consulting and tax planning.
All Other Fees — All other fees in fiscal 2015 and 2016 were for human resource and accounting research subscriptions.
The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved non-audit services for fiscal 2017 up to $35,000 per occurrence.
Representatives of D&T will be present at the 2017 Annual Meeting of Stockholders to respond to questions and to make statements as they desire.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

20 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Executive Compensation

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The full text of the Compensation Committee’s charter is available on the Investor Relations portion of the Company’s website (www.investors.DICKS.com).
Respectfully submitted,
Members of the Compensation Committee
Larry D. Stone (Chairperson)
William J. Colombo
Lawrence J. Schorr
Allen R. Weiss

COMPENSATION DISCUSSION AND ANALYSIS
OUR NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis describes our executive compensation program, including a discussion of the philosophy and intent of the material elements of the program. The discussion is focused on our named executive officers for fiscal 2016, who were:

Name	Position
Edward W. Stack	Chairman and Chief Executive Officer
Lee J. Belitsky	Executive Vice President — Chief Financial Officer(1)
André J. Hawaux	Executive Vice President — Chief Operating Officer(1)
Teri L. List-Stoll	Former Executive Vice President — Chief Financial Officer(1)
Michele B. Willoughby	Executive Vice President — Chief Strategy Officer(2)
Lauren R. Hobart	Executive Vice President — Chief Customer & Digital Officer(3)
John E. Hayes, III	Senior Vice President — General Counsel and Secretary
(1) Ms. List-Stoll served as Executive Vice President — Chief Financial Officer until her separation from the Company in August 2016. Upon Ms. List-Stoll's separation, Mr. Hawaux served as interim principal financial officer in addition to his current role until September 2016, when Mr. Belitsky was named Executive Vice President — Chief Financial Officer.
(2) Ms. Willoughby was appointed to the position of Executive Vice President — Chief Strategy Officer effective April 1, 2017. She previously served in the role of Executive Vice President — eCommerce and Supply Chain.
(3) Ms. Hobart was appointed to the position of Executive Vice President — Chief Customer & Digital Officer effective April 1, 2017. She previously served in the role of Executive Vice President — Chief Marketing Officer.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 21

Executive Compensation (continued)

FISCAL 2016 FINANCIAL RESULTS

In fiscal 2016, we made significant and meaningful contributions to the long-term success of the organization and profitably grew our omni-channel platform, ending the year with 676 Dick's stores, 91 golf specialty stores and 27 Field & Stream stores and 26% growth in our eCommerce business.

We ended the year with a consolidated same store net sales increase of 3.5%. The Company was able to deliver 9% growth in net sales and GAAP and non-GAAP earnings per diluted share ("EPS") of $2.56 and $3.12*, respectively. Our five-year top line and bottom line performance is detailed below.

We have grown our top line net sales through opening stores in new and underpenetrated markets, while increasing annual same store net sales at our existing stores and on our eCommerce sites.	*See Appendix B for the GAAP to non-GAAP reconciliations. We are committed to driving stockholder returns through profitable growth, dividends, and share repurchases.

22 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Executive Compensation (continued)

OUR COMPENSATION - WE ALLOCATE PAY WITH AN EMPHASIS ON VARIABLE COMPENSATION

Our compensation programs are designed to attract, retain, and motivate the executive management team that we need as an omni-channel specialty retail company that continues to evolve with our customers. We want to continue to attract and retain top executive talent by providing market-competitive base salaries and time-based restricted stock grants. We motivate our executives to continue to grow and evolve with the Company by offering both short-term and long-term incentive awards and stock options that align the interests of our executives with our stockholders. Overall, a considerable portion of the compensation for our named executive officers is considered to be "pay-at-risk."

The chart below illustrates how base salary, restricted stock, stock options and short-term incentive awards were allocated for fiscal 2016. Equity awards for promotions and new hires are excluded for purposes of this chart.

"Other NEO Pay Allocation" excludes our former Executive Vice President — Chief Financial Officer, Teri L. List-Stoll, who left the Company mid-fiscal 2016. As a result, Ms. List-Stoll did not receive all elements of the annual executive compensation package.

Each element of our compensation program is discussed in greater detail starting on page 29 of this proxy statement.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 23

Executive Compensation (continued)

VARIABLE COMPENSATION IS DRIVEN BY COMPANY PERFORMANCE

Our short-term and long-term incentive programs are designed to ensure a strong connection between the Company’s performance and executive compensation. Each incentive program is distinct and rewards the achievement of specific, pre-determined financial, operational and strategic goals. Our programs are designed to provide payment to executives only upon realization of an assumed threshold (or better) achievement of Company goals. We use, or have used, one-, three-, four- and five-year measurement periods, depending on the specific purpose of the program. At any given time, we could have one or more incentive programs in place, and might from time-to-time adopt new incentive programs based on our organizational needs and the Company’s strategic plan.

Short-Term Incentive Program - Our short-term incentive program ("STIP") is based on the Company’s annual operating plan and requires that the Company achieve a minimum level of financial performance in order for any payout to occur. The 2016 STIP required the attainment of goals relating to (1) net sales across all of our channels, which we refer to as "Consolidated Sales," and (2) consolidated earnings before taxes, adjusted for certain non-recurring, infrequent, unusual or special items, as approved by the Compensation Committee, referred to in this proxy statement as "Adjusted EBT." Adjusted EBT excludes items pursuant to the terms of the 2012 Plan (as defined in Item 5), including the impact of asset write-downs; certain charges associated with store closings; certain expenses related to reorganization and restructuring programs; costs related to the acquisition and integration of certain strategic transactions; and certain other non-recurring, infrequent, unusual or special items.

In the event that the minimum Adjusted EBT goal is not achieved, no incentive payments are awarded regardless of our Consolidated Sales performance.

Though the STIP has historically included payout opportunities at threshold, target and maximum level performance, the Committee felt that the executive officers should only receive a payout under the 2016 STIP if the Company achieved target level or greater performance.  The Compensation Committee also provided executive officers an additional payout opportunity under the 2016 STIP based on achievement of a superior level of Adjusted EBT. The Committee changed the performance requirements for fiscal 2016 in order to provide balance against the special discretionary bonus made to certain of the Company’s executive officers (not including our CEO and COO) in fiscal 2015 after the Company did not achieve the threshold performance level of the 2015 STIP. The chart below, which shows the Company’s year-over-year Consolidated Sales and Adjusted EBT performance compared to the STIP award paid to our CEO since 2011, demonstrates an alignment between these performance metrics and STIP payouts historically.
See Appendix B for GAAP to Adjusted EBT (non-GAAP) reconciliations.

Information about the metrics and payout for the fiscal 2016 STIP is available starting on page 29.

24 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Executive Compensation (continued)

Performance-Based Long-Term Incentive Programs - Our performance-based restricted stock programs are special performance-based long-term grants that do not provide an opportunity for annual vesting; rather, the performance metrics provide vesting opportunities upon achievement of threshold and target levels, with 100% vesting only if the target level metrics are met. We have outstanding performance-based long-term awards that were granted in 2013 and 2017.
In 2013 we adopted a one-time 5-year restricted stock-based performance plan based on stretch net sales and operating margin goals. We have referred to this plan as our 2013 LTIP, which covers Company performance from fiscal 2013 through fiscal 2017. The stretch goals need to be met at threshold level in order for any of the restricted stock awards to vest.
The Company has completed four of the five fiscal years included in the 2013 LTIP performance period, and based on the Company’s performance, the Company does not currently expect any of the awarded performance-based restricted stock to vest by the end of the 5-year performance period. See page 32 for additional information about the 2013 LTIP.
In 2017, the Company introduced a performance-based long-term incentive program, which we refer to as the 2017 LTIP. Awards granted under the 2017 LTIP vest in April 2020 if, and only if, certain performance goals are achieved during the 2018 fiscal year. For more information on the 2017 LTIP, see "Long-Term Incentive Awards" on page 32 of this proxy statement.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 25

Executive Compensation (continued)

STRONG GOVERNANCE UNDERLIES OUR COMPENSATION PROGRAM

We strive to align the Company’s executive compensation program with the interests of the Company and our stockholders and we implement strong corporate governance in our executive compensation program to achieve this result. The chart below highlights certain pay practices that we utilize and those that we avoid, so as to maintain discipline in our executive compensation program.

Pay Practices We Utilize
Threshold earnings must be achieved in order for payouts to occur
Historically, threshold level Adjusted EBT must be achieved before any performance-based incentives are paid to named executive officers. In 2016, our performance-based incentive plan required that the target level Adjusted EBT be achieved before any incentives were paid to named executive officers. This ensures that a level of stockholder value is generated before performance-based incentive compensation is awarded to our named executive officers. See pages 29 to 32 for further information.

A variety of performance metrics ensures focus on the Company’s strategy
We have used a variety of performance metrics, including same store net sales, inventory turn, operating margin, and total net sales in our incentive-based programs in order to align compensation with the Company’s long-term strategy. For fiscal 2016, our STIP was based on Consolidated Sales and Adjusted EBT. See pages 29 to 32 for further information.

Grants are based on 100% of fair market value	Our equity plan requires that all common stock grants are priced at 100% of fair market value on the date of grant, as reported on the NYSE.
Dividends on restricted stock and performance stock are subject to forfeiture
The Company currently pays quarterly dividends. However, all dividends paid on restricted stock and performance stock are subject to forfeiture and are paid only if the underlying restricted stock ultimately vests.

Stock Ownership Guidelines keep our executives invested
We have adopted stock ownership guidelines to ensure that our executive officers and directors are financially invested in the Company alongside our stockholders, as further detailed on page 33 of this proxy statement.

We prohibit short-selling and hedging and restrict pledging transactions
Our executive officers and directors are strictly prohibited from engaging in short selling, put, call, or other derivative transactions or hedging or other monetization transactions in our common stock. Furthermore, our executive officers and directors are strongly discouraged from pledging our common stock and such transactions require pre-approval from our Governance and Nominating Committee.

Perquisites are not a material feature of our Compensation Program
We provide limited perquisites. Executive officers and directors are required to reimburse the Company for personal use of the Company’s aircraft. See our "Summary Compensation Table" on pages 35 to 36 for further information.

Pay Practices We Avoid
We do not have employment agreements with our Executive Officers
The Company has no employment contracts in place with any of its executive officers and is only obligated to pay very limited severance in connection with non-competition agreements entered into with a broad base of employees, including our executive officers. In 2016, the Company entered into a separation agreement and general release with Ms. List-Stoll in connection with her separation from the Company. See "Additional Information" on pages 33 to 34 for information regarding employment agreements and see "Separation of CFO" on page 47 for the terms of the separation agreement with Ms. List-Stoll.

We do not have Change-in-Control Agreements	The Company does not have change-in-control agreements with any of its executive officers.
Our equity plan does not provide for automatic accelerated vesting upon a Change of Control	Our equity compensation plans do not provide for automatic acceleration of vesting of awards in the event of a change-in-control. See pages 45 to 47 for further information.
We do not provide tax gross-ups	Other than for relocation benefits, we do not provide tax gross-ups on compensation or personal benefits. See page 34 for further information.
We do not reprice underwater stock options	Our equity plan prohibits the repricing of stock options unless our stockholders approve such actions.

26 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Executive Compensation (continued)

In addition to maintaining discipline in our executive compensation program, we believe these pay practices create an overall compensation program that is designed to motivate and reward our employees and executive officers for their performance on a short-term and long-term basis and for taking appropriate business risks. These pay practices mitigate excessive or unnecessary risk taking, and encourage a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.
THE COMPENSATION DECISION-MAKING PROCESS IS THOROUGH AND BALANCES OBJECTIVE DATA WITH A DEEP UNDERSTANDING OF OUR BUSINESS

Participants in the compensation decision-making process utilize a combination of objective data along with a deep understanding of the Company's business as they consider each element of compensation. Further, participants in the decision-making process strive to ensure that programs are complementary and support both the short- and long-term objectives of the Company.
As of the record date, our Chairman and Chief Executive Officer controls 60.11% of the combined voting power of our common stock and Class B common stock. He has been operating the Company since 1984 and has led the Company through its sustained growth for over 30 years. He has a substantial role in the development of the Company’s long-term strategy, and as a result, provides critical input in the development of executive compensation programs intended to motivate executives to achieve that strategy. However, all decisions relating to executive compensation are ultimately made by the Compensation Committee, which is comprised entirely of "Non-Employee Directors" for purposes of Rule 16b-3 under the Exchange Act, and in some cases, an ad hoc subcommittee of the Compensation Committee (the "Ad Hoc Subcommittee") who also satisfy the requirements of "outside directors" for purposes of Section 162(m) of the Code. All named executive officer compensation packages, including our Chairman and Chief Executive Officer’s compensation, are approved annually by the Compensation Committee or in some cases, the Ad Hoc Subcommittee. As a controlled company, the Company is not required to have an independent Compensation Committee under the listing standards of the NYSE, but we believe that having independent voices in the executive compensation decision-making process is in the best interest of the Company’s stockholders and balances pay with performance.
Compensation of our Chief Executive Officer - Participants in the compensation decision-making process for our Chief Executive Officer consist of our SVP — Chief Human Resources Officer, the Compensation Committee and the Board. Our SVP — Chief Human Resources Officer works with management’s compensation consultant to develop and review benchmarking information. Based on this benchmarking information, our SVP — Chief Human Resources Officer makes compensation recommendations for our Chief Executive Officer to the Compensation Committee. The Compensation Committee then reviews the benchmarking information, the Company’s performance against performance targets for incentive compensation awards, the Company’s overall financial performance and our Chief Executive Officer’s overall performance. The Compensation Committee may also discuss these matters directly with our Chief Executive Officer. Following review, the Compensation Committee approves compensation and performance targets for grants under our STIP and any long-term incentive programs for our Chief Executive Officer, and ultimately determines whether such performance targets have been met and to what extent. All components of our Chief Executive Officer’s compensation, including base salary, STIP, long-term incentive and other equity awards are approved by the Compensation Committee and, in some cases, by the Ad Hoc Subcommittee for purposes of Section 162(m) of the Code, and are then subsequently approved in an executive session of all directors other than the Chairman and Chief Executive Officer.
Compensation of our Named Executive Officers, other than our Chief Executive Officer - The participants in the compensation decision-making process for named executive officers, other than the Chief Executive Officer, consist of our Chairman and Chief Executive Officer, our SVP — Chief Human Resources Officer and the Compensation Committee. Our SVP — Chief Human Resources Officer works with our Chairman and Chief Executive Officer to develop recommendations for all components of a named executive officer’s compensation, including recommending levels and performance targets for grants of short-term and long-term incentive awards and discretionary matching contributions to the Company’s retirement programs. Recommendations are based on the Company’s historical performance, the Company’s financial, operational and strategic goals, benchmarking information provided by management’s compensation consultant, the Company’s talent needs and individual performance. Our Chairman and Chief Executive Officer makes the final determination on whether new and/or revised compensation programs will be presented to the Compensation Committee.

The Chairman and Chief Executive Officer reviews his recommendations with the Compensation Committee and our SVP — Chief Human Resources Officer. The Compensation Committee (and for purposes of Section 162(m) of the Code, the Ad Hoc Subcommittee) is responsible for approving all components of executive compensation as well as for approving performance targets for our STIP and any long-term incentive programs, and determining whether performance targets have been met and to what extent. The Compensation Committee also reviews and approves all new and/or revised executive compensation programs. The Compensation Committee has delegated certain non-executive compensation matters to a subcommittee consisting of members of management. The subcommittee does not have authority to make determinations with respect to executive officer compensation.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 27

Executive Compensation (continued)

OBJECTIVE DATA PROVIDES INSIGHT INTO MARKET PRACTICES

Role of Management’s Compensation Consultant - In fiscal 2016, management retained Hay Group, Inc., a nationally known consulting company with a strong emphasis in the retail sector ("Hay Group"), as its compensation consultant to provide market data, benchmarking research, survey information and peer group advice relating to executive compensation. In addition, management has separately engaged Willis Towers Watson ("Towers Watson") to provide consulting services relating to officer and director compensation. Both Hay Group and Towers Watson work directly with our human resources team, including our SVP — Chief Human Resources Officer. Neither Hay Group nor Towers Watson meet with or otherwise provide advice or consulting services to our Compensation Committee. All research for executive compensation conducted by Hay Group and Towers Watson is provided to the Compensation Committee directly by management.
Benchmarking Executive Compensation - In general, the Compensation Committee has benchmarked compensation for named executive officers to retail market median, with a willingness to pay above market median for executives who have critical skills in key operational areas for the Company or for outstanding performance against key financial metrics. Company management has historically engaged Hay Group to review, analyze and make recommendations with respect to our named executive officer compensation, both as to individual components as well as the comprehensive package. Each pay component utilized by the Company in fiscal 2016 was analyzed using the Hay Group 2015 Retail Industry Total Remuneration Report (referred to as the "Hay Retail Survey"), which includes 126 retail companies and provides data by job title (controlling for differences in responsibility and revenue).

In 2016, management engaged Hay Group to conduct a review of the direct compensation components paid to our named executive officers against a specific benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark retail group, (referred to as the "Retail Peer Group") consisting of 17 companies, was selected based on the following attributes:

•	publicly-held specialty retailers

•	retailers with annual revenues between one-half and two and one-half times the Company’s annual revenue

•	retailers with which we compete for executive talent

•	"medium" to "large" box retailers (i.e. average store size of 15,000 square feet or greater)

•
retailers with comparable financial metrics (i.e., that consider both short- and long-term performance metrics such as market capitalization, sales, return on invested capital and total shareholder return)

The Retail Peer Group is reviewed and approved annually by the Compensation Committee and may change from time to time based on each component retailer’s continued relevance to the Company’s current or future business model, as well as the competitive environment for executive talent.

The Retail Peer Group for fiscal 2016 compensation recommendations was comprised of the following companies:

Abercrombie & Fitch Co.	Cabela’s Incorporated	Ralph Lauren Corporation
Advance Auto Parts, Inc.	Foot Locker, Inc.	Ross Stores, Inc.
Ascena Retail Group, Inc.	GameStop Corp.	Tractor Supply Company
AutoZone, Inc.	Gap, Inc.*	VF Corporation
Bed, Bath & Beyond, Inc.	L Brands, Inc.	Williams-Sonoma, Inc.
Big Lots, Inc.	Michaels Stores, Inc.*
* Gap, Inc. and Michaels Stores, Inc. were added to the Company's Retail Peer Group in 2016. PetSmart, Inc., Dollar Tree Stores, Inc., and American Eagle Outfitters, Inc. were removed from the fiscal 2016 Retail Peer Group because they fell outside of the peer group selection criteria.

28 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Executive Compensation (continued)

STOCKHOLDERS SUPPORT OUR PAY PROGRAM

Say-On-Pay Vote Results - We held an advisory vote at the 2016 Annual Meeting of Stockholders asking our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers. The Compensation Committee has determined that the Company should hold this vote every year. The Company received approval from over 98% of the votes cast for the compensation paid to our named executive officers with respect to fiscal 2015. Because the Company is a "controlled company," the Compensation Committee also reviewed the voting results from the Company’s unaffiliated holders of the Company’s common stock. Based on the voting results, we also have strong stockholder support of our executive compensation programs from unaffiliated holders of the Company's common stock. The Committee took account of this strong stockholder support, among other things, in determining to apply the same principles and philosophy in structuring our executive compensation for fiscal 2016.
ELEMENTS OF COMPENSATION

The combination of our performance-based programs and our time-vested equity program creates an overall compensation program design that rewards the achievement of financial, operational and strategic goals over one-, three-, four- and five-year measurement periods. The Compensation Committee believes that this overall compensation program design creates balanced incentives for our named executive officers that encourage them to grow the Company in a disciplined, focused manner with a view towards long-term success. Each element of compensation has a specific purpose.

Base Salary - Base salary is intended to provide reasonable yet market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance. Base salary is benchmarked by the Compensation Committee at the retail market median, with a willingness to pay above median to attract and retain executives who have critical skills in key operational areas for the Company and to retain executives who have delivered sustained superior performance for the Company. Furthermore, base salary determinations take into account tenure with the Company and areas of responsibility, particularly where executives have combined executive roles. Finally, the Compensation Committee also examines base salary in conjunction with data provided by the Hay Group, Towers Watson and against the Retail Peer Group to help guide it in determining base salary increases.

Name	Position	2016 Salary	2017 Salary	% Change
Edward W. Stack	Chairman and Chief Executive Officer	$1,000,000	$1,000,000	0%
Lee J. Belitsky(1)	Executive Vice President — Chief Financial Officer	$650,000	$650,000	0%
André J. Hawaux	Executive Vice President — Chief Operating Officer	$772,500	$772,500	0%
Teri L. List-Stoll	Former Executive Vice President — Chief Financial Officer	$750,000	N/A	N/A
Michele B. Willoughby	Executive Vice President — Chief Strategy Officer	$540,750	$540,750	0%
Lauren R. Hobart	Executive Vice President — Chief Customer & Digital Officer	$520,000	$650,000	25%
John E. Hayes, III	Senior Vice President — General Counsel and Secretary	$445,050	$445,050	0%
(1) Mr. Belitsky's base salary prior to his promotion to EVP — Chief Financial Officer in September 2016 was $489,518
Short-Term Incentive Awards - The Company looks at a combination of performance metrics to design its STIP, which is an annual cash-based award. For fiscal 2016, the Company used Consolidated Sales and Adjusted EBT goals to measure whether STIP awards would be earned. The 2016 STIP components and targets were established by the Compensation Committee with a goal of continued focus on driving sustained profitable growth. The metrics were based on the Company’s annual operating plan, and required target level of Adjusted EBT to be achieved in order for any payouts to occur to our named executive officers.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 29

Executive Compensation (continued)

The following table sets forth the specific target and maximum amounts, as a percentage of base salary, potentially payable to our named executive officers under the Company’s fiscal 2016 STIP:

		Threshold(1)	Target	Maximum
Name	Position	(as a percentage of base salary)
Edward W. Stack	Chairman and Chief Executive Officer	N/A	210%	400%
Lee J. Belitsky	Executive Vice President — Chief Financial Officer	N/A	75%	150%
André J. Hawaux	Executive Vice President — Chief Operating Officer	N/A	100%	200%
Teri L. List-Stoll	Former Executive Vice President — Chief Financial Officer	N/A	75%	150%
Michele B. Willoughby	Executive Vice President — Chief Strategy Officer	N/A	75%	150%
Lauren R. Hobart	Executive Vice President — Chief Customer & Digital Officer	N/A	75%	150%
John E. Hayes, III	Senior Vice President — General Counsel and Secretary	N/A	50%	100%
(1) For fiscal 2016, the Compensation Committee eliminated the threshold payout opportunity for executive officers in order to balance against the special discretionary bonus made to certain of the Company’s executive officers (not including our CEO and COO) in fiscal 2015 after the Company did not achieve the threshold performance level of the 2015 STIP.
The determination of the annual STIP payout is based on achievement of two separate components: (1) Adjusted EBT and (2) Consolidated Sales, each set at threshold, target and maximum levels. If target Adjusted EBT is not achieved, then no performance incentive amounts are paid to the Company's executive officers, regardless of whether the Consolidated Sales metric is achieved. The Compensation Committee is permitted to exercise negative discretion with respect to the incentive amount paid to any named executive officer, regardless of the level of the Company’s achievement of Adjusted EBT and Consolidated Sales.
Adjusted EBT is the first and principal component of the fiscal 2016 STIP. Eighty percent (80%) of each named executive officer’s fiscal 2016 STIP award is calculated based on Adjusted EBT achieved during the fiscal year relative to the pre-determined levels of target and maximum Adjusted EBT.
The target and maximum Adjusted EBT targets correlate with the two levels of bonus expressed as a specified percentage of the named executive officer’s eligible earnings, as described above under Base Salary. The Company uses interpolation between the Adjusted EBT targets and the corresponding base salary percentage to determine the specific amount of the payout for each named executive officer with respect to the achievement of the Adjusted EBT goal between the various levels.
Consolidated Sales comprised the second component of the 2016 STIP. Twenty percent (20%) of each named executive officer’s fiscal 2016 STIP award is calculated based on Consolidated Sales achieved during the fiscal year. As with the Adjusted EBT component, the Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of Consolidated Sales between the various levels.

For fiscal 2016, the Compensation Committee determined that the program for executive officers should only pay out if target levels were achieved and should provide an additional payout opportunity for superior Company performance based on achievement of a superior level of Adjusted EBT. If the Company achieved this superior level of Adjusted EBT, each named executive officer, other than the Chairman and Chief Executive Officer, would have received an additional payout of $200,000, with interpolation between the maximum level and the superior level.

2016 Performance Targets	Threshold	Target	Maximum	Superior	Actual
Adjusted EBT (in $000’s)	N/A	$539,000	$577,000	$587,000	$562,424
Consolidated Sales (in $000’s)	N/A	$7,831,000	$7,988,000	N/A	$7,921,981
* See Appendix B for GAAP to non-GAAP reconciliations.

30 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Executive Compensation (continued)

To determine the actual incentive payment, the Company applies the following formula to each named executive officer:

"Eligible earnings" represents actual payment to the named executive officer during the fiscal year, while "Component Attainment" is the Company’s actual performance against the Threshold, Target and Maximum levels.

The table below shows the actual STIP payments made to each of our named executive officers in connection with the Company's performance in fiscal 2016.

Name	Target Payment Percentage	Target Payment		Actual Payment Percentage	Actual Payment
Edward W. Stack	210%	$2,100,000		325.7%	$3,257,168
Lee J. Belitsky	75%	$406,487		120.7%	$654,052
André J. Hawaux	100%	$772,500		160.9%	$1,242,980
Teri L. List-Stoll	75%	$352,673	(1)	75%	$352,673
Michele B. Willoughby	75%	$403,518		120.7%	$649,275
Lauren R. Hobart	75%	$390,000		120.7%	$627,524
John E. Hayes, III	50%	$221,223		80.5%	$355,955
(1) Ms. List-Stoll left the Company as Executive Vice President — Chief Financial Officer in August 2016 and the payments are based on her eligible earnings in fiscal 2016 and are capped at the target level payout pursuant to the separation agreement with the Company.

Annual STIP payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and the Compensation Committee has taken the actions required under Section 162(m) of the Code.
Long-Term Incentive Awards - Long-term equity compensation is a key element of our executive compensation program. It is used to drive behaviors that lead to long-term growth and financial success, ensure balance between short- and long-term performance focus, align executive and stockholder interests, retain key executive talent, and create an association between individual pay and the long-term performance of the Company. Equity compensation also builds an ownership mentality among executives. Long-term equity awards vest over three-, four- and five-year periods.
Equity grants are generally made on an annual basis to specified categories of employees in amounts that take into account such factors as Company and individual performance, total stockholder return, share usage and stockholder dilution, as well as market competitiveness. The target grant value is reflective of market competitive pay levels. An individual award can be granted at a level above or below the target value based on Company performance as well as individual performance and potential.
The Company’s annual grant of equity awards to our named executive officers, other than our Chairman and Chief Executive Officer, was split in fiscal 2016, with approximately 40% of the total grant value consisting of time-based restricted stock and the remaining 60% awarded as a stock option. Our Chairman and Chief Executive Officer received 70% of his total grant value in time-based restricted stock and 30% in stock options. Special grants may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes.
For equity grants made in 2017, the equity mix will change for all named executive officers to be split with approximately 70% of the total grant value consisting of time-based restricted stock and the remaining 30% awarded in stock options.
The Company grants annual equity awards based on the desired target value of the award, which is determined by considering the long-term incentive-market data provided by the Hay Group, Towers Watson and the practices of the Retail Peer Group. The Compensation Committee believes that a value-based approach ensures greater alignment and consistency with the external market

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 31

Executive Compensation (continued)

and provides greater stability in managing equity expense. Annual equity awards can be granted to each officer at below target (50% of target value), target (100% of target value) or above target (150% of target value) levels based on company and individual performance.
Stock Options - Stock options are generally granted on an annual basis to our executive officers, vest 25% per year over four years following the grant date, and have seven year maximum terms.
Restricted Stock - Restricted stock awards are generally granted on an annual basis to our executive officers, vest 100% on the third anniversary of the grant date, and are subject to forfeiture if the recipient fails to remain actively employed through the vesting period. Holders of unvested restricted stock are entitled to voting and dividend rights; however, dividends are held by the Company and are subject to forfeiture until the vesting of the underlying shares of restricted stock to which the dividends relate.
Performance-Based Long-Term Incentives - The Company uses performance-based restricted shares from time-to-time to align executive performance with the Company’s long-term strategy. These awards are not annual awards and are not designed to provide opportunity for annual vesting. Instead, these performance-based restricted stock awards are specifically tailored around the Company’s long-term strategic plan.
The 2013 LTIP consists of performance-based restricted stock that may vest at the end of a five-year performance period (fiscal 2013 to the end of fiscal 2017) if pre-established net sales and operating margin goals are attained, with an opportunity for earlier vesting if certain performance conditions are met. Vesting only occurs if threshold levels of both metrics are achieved and then only at the 50% level. Vesting of 100% of the award only occurs if target levels of both metrics are achieved. Currently, Company performance is tracking to result in below threshold performance on both metrics, thereby resulting in 0% vesting. See the Company’s Compensation Discussion and Analysis included in its proxy statement for its 2014 Annual Meeting of Stockholders for further information about the 2013 LTIP.
Our executive officers were granted performance shares under the 2017 LTIP (the "2017 LTIP Awards") on April 3, 2017, that vest at the end of a three-year period from the grant date only upon attainment of certain performance goals achieved during the 2018 fiscal year (the "2017 LTIP Performance Period"). The 2017 LTIP is intended to create additional alignment between executive compensation and shareholder value creation, ensure focus on key organizational initiatives, provide financial motivation to Company leaders, and increase retention of senior leaders. The total number of shares that may be deemed earned after the end of the 2017 LTIP Performance Period will be based on the attainment of metrics related to digital transformation, sales in key categories, expense control, and earnings before taxes (collectively, the "2017 LTIP Performance Criteria").
The Compensation Committee believes the 2017 LTIP Performance Criteria are confidential and, after reviewing the Company’s historical performance and consideration of the Company’s business plan, the Committee considers the 2017 LTIP Performance Criteria to be challenging, but attainable. For an executive officer to earn and be paid his or her 2017 LTIP Award, the executive officer must generally remain an employee of the Company until the end of the 2017 LTIP vesting period (i.e., April 2020), except in certain specified circumstances set forth in the award agreement.
The 2017 LTIP Awards may not vest and may be forfeited in their entirety based on failure to achieve required performance levels, or, if they do vest, the 2017 LTIP Awards may partially vest based on performance levels achieved between 50% and 200% of the target value of the 2017 LTIP Awards. The target value of the 2017 LTIP Awards granted to the Company’s eligible named executive officers are as follows:

Name	2017 LTIP Target Award Value
Edward W. Stack	$1,250,000
Lee J. Belitsky	$1,250,000
André J. Hawaux	$1,250,000
Michele B. Willoughby	$1,250,000
Lauren R. Hobart	$1,250,000
John E. Hayes, III	$500,000

32 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Executive Compensation (continued)

STOCK OWNERSHIP GUIDELINES KEEP OUR EXECUTIVES INVESTED

The Compensation Committee maintains stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.
The stock ownership guidelines for named executive officers and directors are as follows:

Role	Value of Common Stock to be Owned
Chairman and Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary
Other Executive Officers	1 times base salary
Board of Directors	$350,000 value*
* The stock ownership guidelines for the members of the Board of Directors increased from $300,000 in fiscal 2016 to $350,000 in fiscal 2017.
All shares of common stock, including time-based and performance-based restricted stock and stock underlying exercisable and unexercisable stock options, as well as shares of Class B Common Stock, that are beneficially owned by the executive officer or director are counted towards the ownership requirement. Named executive officers and directors have three years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year based on the record date for the Company’s Annual Meeting of stockholders. If an executive officer or director does not meet the ownership requirement within the time prescribed, he or she will not be permitted to sell net shares obtained through stock option exercises or released in connection with the vesting of restricted stock until the ownership requirement is met. As of the record date for the 2017 Annual Meeting, all named executive officers and directors were in compliance with the stock ownership requirements.
ADDITIONAL INFORMATION

Retirement and Other Benefits - The Company’s Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Code, covers all salaried employees (including named executive officers) and certain hourly employees. Under its terms, the Company may make an annual discretionary matching contribution, which typically has been paid out at 50% of the first 10% of the participant’s deferral. Each of our named executive officer’s contribution to his or her 401(k) account is capped at 3% of his or her base salary (net of any contributions to the Officer’s Supplemental Savings Plan, the Company’s nonqualified deferred contribution plan discussed below). The participant must be an active employee on December 31 of the plan year to receive any matching contribution for that year. Company contributions vest 20% per year of service and become fully vested when a participant attains five years of service. Thereafter, all Company contributions are fully vested. The Compensation Committee has delegated authority to a management subcommittee to approve the Company’s annual matching contributions up to $1.00 per every dollar deferred by the participant up to the first 10% of the participant’s deferral, including contributions to any named executive officers. Any Company contributions above that match level require approval from the Compensation Committee. The Compensation Committee is informed of any matches approved by the management subcommittee.
Officers’ Supplemental Savings Plan - The Dick’s Sporting Goods Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, is a voluntary nonqualified deferred compensation plan that became effective in April 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and by including a match provision, which we believe promotes in our key executives an increased interest in the successful operation of the Company. The Officers’ Plan provides participants an opportunity to participate in a deferred contribution plan above the 401(k) plan, which caps the level of contributions that they can make. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. For information regarding the terms of the Officers’ Plan, including matching amounts received by our named executive officers, see the "Nonqualified Deferred Compensation Table" and subsequent narrative description set forth on page 44 of this proxy statement.
Perquisites and Other Personal Benefits - Perquisites are not a material component of the Company's executive compensation program. With the exception of limited perquisites available to our Chairman and Chief Executive Officer, our executive officers do not receive personal benefits that are not otherwise widely available to employees. Our Chairman and Chief Executive Officer receives certain life insurance, country club and professional service benefits. The Company leases suites at certain sporting event venues for

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 33

Executive Compensation (continued)

business purposes. Executive officers and employees may have the opportunity to use tickets at individual events if the suites are not being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to employees. For a description of the perquisites and the attributed costs of these benefits, see our "Summary Compensation Table" on pages 35-36 of this proxy statement.
Personal Use of Company Aircraft - The Company does not permit named executive officers or directors to use the Company’s aircraft for personal use unless our Chairman and Chief Executive Officer approves the personal use and the named executive officer or director pays for the aggregate incremental cost of the flight. In limited instances where the named executive officer or director is not billed, any non-reimbursed travel will be considered income to the named executive officer or director and reported for income tax purposes and included as compensation in our "Summary Compensation Table" and "Director Compensation Table." In fiscal 2016, there was no personal use of the Company’s aircraft that was not fully reimbursed by our named executive officers or directors.
Written Employment Arrangements - We do not have employment agreements with our named executive officers. In some instances in connection with the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided them written assurances of certain elements of compensation for the year in which they join the Company.
Severance and Change-in-Control Agreements - We do not have severance or change-in-control agreements with our executive officers. We have a general severance policy that applies to a broad base of employees pursuant to which we pay severance equal to the greater of four (4) weeks of pay or one (1) week of pay for every year of employment with us. The Company has entered into Non-Competition and Confidentiality Agreements with all of its executive officers, other than the Chairman and Chief Executive Officer, which provide for severance consistent with this broad based policy. See "Non-Competition Agreements" on page 45 for more information. The Company may also, in its discretion, offer other arrangements to named executive officers or employees whose employment with the Company terminates. In 2016, the Company entered into a separation agreement and general release with Ms. List-Stoll in connection with her separation from the Company. See page 47 for a discussion of the terms of the separation agreement.
Tax and Accounting Implications - Section 162(m) of the Code generally provides that a publicly-traded corporation may not take a tax deduction for compensation over $1,000,000 paid for any fiscal year to each of the Company’s Chief Executive Officer and the three (3) other most highly compensated executive officers (other than the Company’s Chief Financial Officer) as of the end of any fiscal year. The deduction limitations of Section 162(m), however, do not apply to "qualified performance-based compensation" provided certain requirements are met. The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure incentive awards to executive officers, including stock option grants, short-term incentive awards and long-term incentive awards issued under our stockholder-approved plans, Dick's Sporting Goods Amended and Restated 2002 Stock and Incentive Plan (the "2002 Plan") and the Dick's Sporting Goods 2012 Stock and Incentive Plan (the "2012 Plan"), in a manner that is intended to satisfy the requirements of Section 162(m). The Compensation Committee, however, retains the discretion and flexibility to make compensation decisions that may not satisfy the requirements of Section 162(m) when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

34 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables

SUMMARY COMPENSATION TABLE—2016, 2015, 2014
The following table summarizes the compensation for our named executive officers for the fiscal years ended January 28, 2017, January 30, 2016 and January 31, 2015.

Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($)(1) (e)		Option Awards ($)(1) (f)		Non-Equity Incentive Plan Compensation ($)(2) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($) (i)		Total ($) (j)

Edward W. Stack,
Chairman and Chief Executive Officer (4)
2016	$1,000,000		—	$5,250,017		$2,249,405		$3,257,168		$50,000	$64,697	(6)	$11,871,287
2015	$1,000,000		—	$5,249,984		$2,249,664		—		$107,505	$67,494		$8,674,647
2014	$1,000,000		—	$1,749,984		$750,045		$926,364		$124,451	$73,624		$4,624,468
Lee J. Belitsky,
Executive Vice President — Chief Financial Officer (5)
2016	$541,983		—	$539,981		$809,932		$654,052		$18,031	$3,975	(11)	$2,567,954
2015	$487,050		$150,000	$540,004		$809,895		—		$20,206	$15,202		$2,022,357
2014	$462,952		—	$360,035		$540,101		$202,536		$19,021	$4,150		$1,588,795
André J. Hawaux,
Executive Vice President — Chief Operating Officer (5)
2016	$772,500		—	$720,006		$1,079,909		$1,242,980		$20,085	—		$3,835,480
2015	$768,606		—	$720,006		$1,079,855		—		$29,731	—		$2,598,198
2014	$750,000		—	$359,993		$539,991		$452,696		$29,197	$250		$2,132,127
Teri L. List-Stoll,
Former Executive Vice President — Chief Financial Officer (5)
2016	$470,231	(7)	—	$539,981	(8)	$809,932	(8)	$352,673	(9)	—	$320,323	(10)	$2,493,140
2015	$375,000		$265,000	$799,954		$1,200,103		—		$5,192	$68,177		$2,713,426
Michele B. Willoughby,
Executive Vice President — Chief Strategy Officer
2016	$538,024		—	$539,981		$809,932		$649,275		$18,730	$3,975	(11)	$2,559,917
2015	$520,673		$160,000	$540,004		$809,895		—		$25,840	$14,847		$2,071,259
2014	$500,000		—	$540,017		$809,966		$301,798		$23,142	$4,150		$2,179,073
Lauren R. Hobart,
Executive Vice President — Chief Customer & Digital Officer
2016	$520,000		—	$539,981		$809,932		$627,524		$12,500	$3,975	(11)	$2,513,912
2015	$498,709		$150,000	$420,992		$631,338		—		$14,427	$16,392		$1,731,858
John E. Hayes, III,
Senior Vice President — General Counsel and Secretary
2016	$442,445		—	$182,992		$274,419		$355,955		$4,410	$3,975	(11)	$1,264,196

(1)
The values set forth in this column represent the aggregate grant date fair value of restricted stock or stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 10 ("Stock-Based Compensation and Employee Stock Plans") of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the SEC on March 24, 2017.

(2)
Includes STIP payouts for Company performance in each of fiscal 2016, 2015 and 2014, regardless of when paid. Under the Company’s 2012 Plan, the relevant performance measures for the annual performance incentive awards are satisfied in fiscal 2016, 2015 and 2014, as applicable, and

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 35

Compensation Tables (continued)

thus are reportable in fiscal 2016, 2015 and 2014, as applicable, even though payments, if any, were made in fiscal 2017, 2016 and 2015, respectively.

(3)	Represents mandatory Company contributions to the Officer’s Plan. See the "Nonqualified Deferred Compensation Table" and accompanying narrative on page 44 for more information.

(4)	Mr. Stack does not receive any compensation from the Company in connection with his service as a member of the Board.

(5)
Ms. List-Stoll served as Executive Vice President — Chief Financial Officer until her separation from the Company in August 2016. Upon Ms. List-Stoll's separation, Mr. Hawaux served as the Company's interim principal financial officer in addition to his current role until September 2016, when Mr. Belitsky was named Executive Vice President — Chief Financial Officer.

(6)
All Other Compensation for fiscal 2016 consisted of insurance premiums of $41,392 paid in fiscal 2016 on two life insurance policies for the benefit of Mr. Stack, the beneficiaries of which are chosen by Mr. Stack, as well as country club dues, Company discounts provided to certain members of Mr. Stack's family under the Company's employee discount program, and matching contributions to the Company’s defined contribution plan.

(7)
Represents Ms. List-Stoll's base earnings in fiscal 2016 prior to her separation. Her full-year base salary for fiscal 2016 was $750,000. For a discussion of the terms of her separation, see "Potential Payments Upon Termination or Change-In-Control" on page 45.

(8)
All stock awards and option awards included under column (e) and column (f) were forfeited upon Ms. List-Stoll's separation from the Company. For a discussion of the terms of her separation, see "Potential Payments Upon Termination or Change-In-Control" on page 45.

(9)
Ms. List-Stoll received a pro-rated STIP payout for Company performance in fiscal 2016 at target level pursuant to her separation agreement. For a discussion of the terms of her separation, see "Potential Payments Upon Termination or Change-In-Control" page 45.

(10)
Represents $293,923 in severance payments made to Ms. List-Stoll and $26,400 for unused vacation days pursuant to her separation agreement. For a discussion of the terms of her separation, see "Potential Payments Upon Termination or Change-In-Control" on page 45.

(11)	Other Compensation for fiscal 2016 consisted of matching contributions to the Company's defined contribution plan.

36 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables (continued)

GRANTS OF PLAN-BASED AWARDS TABLE—2016
The following table sets forth each award granted to a named executive officer in fiscal 2016 under plans established by the Company.

Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(2) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
	Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward W. Stack
4/3/2016										111,489			$5,250,017
4/3/2016											159,461	$47.09	$2,249,405
—	N/A		$2,100,000		$4,000,000
Lee J. Belitsky
4/3/2016										11,467			$539,981
4/3/2016											65,640	$47.09	$809,932
—	N/A		$406,487		$812,975
André J. Hawaux
4/3/2016										15,290			$720,006
4/3/2016											87,520	$47.09	$1,079,909
—	N/A		$772,500		$1,545,000
Teri L. List-Stoll (4)
4/3/2016										11,467			$539,981
4/3/2016											65,640	$47.09	$809,932
—	N/A	(4)	$352,673	(4)	N/A	(4)
Michele B. Willoughby
4/3/2016										11,467			$539,981
4/3/2016											65,640	$47.09	$809,932
—	N/A		$403,518		$807,036
Lauren R. Hobart
4/3/2016										11,467			$539,981
4/3/2016											65,640	$47.09	$809,932
—	N/A		$390,000		$780,000
John E. Hayes, III
4/3/2016										3,886			$182,992
4/3/2016											22,742	$47.09	$274,419
—	N/A		$221,223		$442,445

(1)	Actual STIP payments based on the Company’s fiscal 2016 performance are set forth in column (g) of our "Summary Compensation Table." Amounts were earned in fiscal 2016 but were paid in fiscal 2017.

(2)	The exercise price of the stock options awarded was determined in accordance with the 2012 Plan, which provides that the exercise price for each option will be the fair market value on the grant date.

(3)
The full grant date fair value calculations are computed in accordance with FASB ASC Topic 718 with respect to the options awarded to the named executive officers in fiscal 2016 under the 2012 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 10 ("Stock-Based Compensation and Employee

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 37

Compensation Tables (continued)

Stock Plans") of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the SEC on March 24, 2017.

(4)
Ms. List-Stoll separated from Company in August 2016. Ms. List-Stoll was eligible to receive a pro-rated cash performance incentive plan payment based on the Company's fiscal 2016 performance, capped at the target payout level, pursuant to her separation agreement. All stock awards and options awards included in this table were forfeited upon Ms. List-Stoll's separation from the Company. For a discussion of the terms of her separation, see "Potential Payments Upon Termination or Change-In-Control" on page 45.

38 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—2016
The following table sets forth all unexercised stock options and unvested restricted stock awarded to our named executive officers by the Company that were outstanding as of January 28, 2017.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 39

Compensation Tables (continued)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Edward W. Stack
	135,000	—		—	$26.03	3/16/2017
	300,000	—		—	$28.23	3/21/2017
	136,571	—		—	$40.00	3/15/2018
	112,164	—		—	$48.60	4/3/2019
	58,972	19,658	(2)	—	$46.29	4/3/2020
	15,560	15,560	(3)	—	$55.29	4/3/2021
	24,308	72,926	(4)	—	$58.48	4/3/2022
	—	159,461	(5)	—	$47.09	4/3/2023
							31,651	(6)	$1,624,013
							89,774	(7)	$4,606,304
							111,489	(8)	$5,720,501
										10,802	(9)	$554,251
Lee J. Belitsky
	10,529	—		—	$40.00	3/15/2018
	9,672	—		—	$48.60	4/3/2019
	11,444	3,815	(2)	—	$46.29	4/3/2020
	5,137	5,138	(3)	—	$55.29	4/3/2021
	13,430	13,432	(14)	—	$44.38	10/3/2021
	12,332	36,998	(4)	—	$58.48	4/3/2022
	—	65,640	(5)	—	$47.09	4/3/2023
							2,207	(6)	$113,241
							5,363	(15)	$275,176
							9,234	(7)	$473,797
							11,467	(8)	$588,372
										10,802	(9)	$554,251
André J. Hawaux
	37,860	12,620	(10)	—	$49.41	7/3/2020
	12,980	12,982	(3)	—	$55.29	4/3/2021
	16,443	49,330	(4)	—	$58.48	4/3/2022
	—	87,520	(5)	—	$47.09	4/3/2023
							6,511	(6)	$334,079
							12,312	(7)	$631,729
							15,290	(8)	$784,530
										9,902	(9)	$508,072

40 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables (continued)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Teri L. List-Stoll(18)
	—	—		—	—	—	—		—	—		—
Michele B. Willoughby
	14,508	—		—	$48.60	4/3/2019
	—	3,815	(2)	—	$46.29	4/3/2020
	4,750	4,750	(12)	—	$46.97	9/3/2020
	19,470	19,472	(3)	—	$55.29	4/3/2021
	12,332	36,998	(4)	—	$58.48	4/3/2022
	—	65,640	(5)	—	$47.09	4/3/2023
							9,767	(6)	$501,145
							9,234	(7)	$473,797
							11,467	(8)	$588,372
										10,802	(9)	$554,251
Lauren R. Hobart
	9,672	—		—	$48.60	4/3/2019
	11,444	3,815	(2)	—	$46.29	4/3/2020
	5,137	5,138	(3)	—	$55.29	4/3/2021
	4,376	13,130	(4)	—	$58.48	4/3/2022
	6,393	19,180	(16)	—	$51.02	10/3/2022
	—	65,640	(5)	—	$47.09	4/3/2023
							2,207	(6)	$113,241
							3,129	(7)	$160,549
							4,665	(17)	$239,361
							11,467	(8)	$588,372
										10,802	(9)	$554,251
John E. Hayes, III
	6,606	6,607	(11)	—	$49.91	1/3/2022
	2,917	8,754	(4)	—	$58.48	4/3/2022
	—	22,742	(5)	—	$47.09	4/3/2023
							2,444	(13)	$125,402
							2,086	(7)	$107,033
							3,886	(8)	$199,391
										6,661	(9)	$341,776

(1)
Represents the payment value if the threshold performance is met pursuant to the 2013 LTIP. If the threshold performance is met, 50% of the award will vest, and 50% will be forfeited. These awards are not currently expected to vest.

(2)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2014, April 3, 2015, April 3, 2016 and April 3, 2017.

(3)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2015, April 3, 2016, April 3, 2017 and April 3, 2018.

(4)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2016, April 3, 2017, April 3, 2018 and April 3, 2019.

(5)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2017, April 3, 2018, April 3, 2019 and April 3, 2020.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 41

Compensation Tables (continued)

(6)	Restricted stock award vests 100% on April 3, 2017.

(7)	Restricted stock award vests 100% on April 3, 2018.

(8)	Restricted stock award vests 100% on April 3, 2019.

(9)
Represents 50% of the number of shares of unvested performance-based restricted stock granted under our 2013 LTIP. If maximum level of performance is met for both performance criteria set forth in the 2013 LTIP, then 100% of restricted shares will vest on April 3, 2018. If threshold level of performance is met for both performance criteria set forth in the 2013 LTIP, then 50% of the restricted shares will vest on April 3, 2018. These awards are not currently expected to vest.

(10)	Stock option vests at the rate of 25% per year, with vesting dates of July 3, 2014, July 3, 2015, July 3, 2016 and July 3, 2017.

(11)	Stock option vests at the rate of 25% per year, with vesting dates of January 3, 2016, January 3, 2017, January 3, 2018, and January 3, 2019.

(12)	Stock option vests at the rate of 25% per year, with vesting dates of September 3, 2014, September 3, 2015, September 3, 2016 and September 3, 2017.

(13)	Restricted stock award vests 100% on January 3, 2018.

(14)	Stock option vests at the rate of 25% per year, with vesting dates of October 3, 2015, October 3, 2016, October 3, 2017 and October 3, 2018.

(15)	Restricted stock award vests 100% on October 3, 2017.

(16)	Stock option vests at the rate of 25% per year, with vesting dates of October 3, 2016, October 3, 2017, October 3, 2018 and October 3, 2019.

(17)	Restricted stock award vests 100% on October 3, 2018.

(18)
Ms. List-Stoll separated from Company in August 2016. Her unexercisable stock options and unvested restricted stock awards were forfeited upon her separation from the Company, and her unexercised exercisable stock options remained exercisable for 90 days following her separation. For a discussion of the terms of her separation, see "Potential Payments Upon Termination or Change-In-Control" on page 45.

42 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables (continued)

OPTION EXERCISES AND STOCK VESTED TABLE — 2016
The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2016.

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($) (e)
Edward W. Stack	780,000	$22,668,939	(1)	75,610	$3,560,475
Lee J. Belitsky	15,000	$487,050	(2)	3,953	$186,147
André J. Hawaux	—	—		20,239	$932,816
Teri L. List-Stoll	10,768	$100,896	(3)	—	—
Michele B. Willoughby	36,737	$551,867	(4)	9,020	$485,252
Lauren R. Hobart	24,015	$484,851	(5)	3,953	$186,147
John E. Hayes, III	—	—		—	—

(1)
Mr. Stack exercised stock options and sold the underlying shares as follows: stock option for 160,000 shares exercised at $13.82 per share and sold at an average price of $45.58019 per share on March 10, 2016, and stock option for 135,000 shares exercised at $13.82 per share and sold at an average price of $45.8693 on March 11, 2016. Mr. Stack also had the following cash exercises: stock option for 300,000 shares exercised at $18.95 per share using the closing price of DKS stock of $42.87 on February 26, 2016 and stock option for 185,000 shares exercised at $13.82 per share using the closing price of DKS stock of $46.71 on March 14, 2016.

(2)
Mr. Belitsky exercised stock options and sold the underlying shares as follows: stock option for 15,000 shares exercised at $26.03 per share and sold at an average price of $58.50 per share on November 17, 2016.

(3)
Ms. List-Stoll exercised stock options and sold the underlying shares as follows: stock option for 10,768 shares exercised at $50.63 per share and sold at an average price of $60.00 per share on September 15, 2016.

(4)
Ms. Willoughby exercised stock options and sold the underlying shares as follows: stock option for 15,794 shares exercised at $40.00 per share and sold at an average price of $58.857 per share on August 23, 2016, stock option for 7,644 shares exercised at $46.29 per share and sold at an average price of $58.824 per share on August 24, 2016, stock option for 3,800 shares exercised at $46.29 per share and sold at an average price of $58.674 per share on August 25, 2016, and stock option for 9,499 shares exercised at $46.97 per share and sold at an average price of $58.674 per share on August 25, 2016.

(5)
Ms. Hobart exercised stock options and sold the underlying shares as follows: stock option for 5,265 shares exercised at $40.00 per share and sold at an average price of $58.4821 per share on November 16, 2016, stock option for 3,750 shares exercised at $37.77 per share and sold at an average price of $58.4821 per share on November 16, 2016, and stock option for 15,000 shares exercised at $37.77 per share and sold at an average price of $58.4282 per share on November 18, 2016.

PENSION BENEFITS
The Company did not have in fiscal 2016, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 43

Compensation Tables (continued)

NONQUALIFIED DEFERRED COMPENSATION TABLE — 2016
The following table sets forth amounts contributed during fiscal 2016 by our named executive officers under the Company’s defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)(1)	Registrant Contributions in Last Fiscal Year ($) (c)(2)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(f) (3)
Edward W. Stack	$250,000	$50,000	$416,634	$1,544,360	$5,522,595
Lee J. Belitsky	$91,390	$18,031	$318,467	—	$1,950,006
André J. Hawaux	$100,425	$20,085	$68,139	—	$584,702
Teri L. List-Stoll (4)	$91,731	—	$23,547	$5,439	$150,221
Michele B. Willoughby	$89,613	$18,730	$214,356	—	$1,700,751
Lauren R. Hobart	$62,500	$12,500	$59,922	$4,805	$546,798
John E. Hayes, III	$22,108	$4,410	$3,004	—	$40,710

(1)
Amounts set forth in this column (b) reflect amounts deferred and contributed by the named executive officer under the Officers’ Plan, which became effective April 1, 2007. Fiscal 2016 executive contributions are included in the Summary Compensation Table as (i) 2016 Salary and/or (ii) 2015 Non-Equity Incentive Plan Compensation depending on the named executive officer’s deferral election.

(2)	Amounts set forth in this column (c) are reported in the Summary Compensation Table as Change in Pension Value and Nonqualified Deferred Compensation Earnings.

(3)	Includes unvested Company contributions.

(4)
Ms. List-Stoll separated from Company in August 2016. In connection with her separation from the Company, Ms. List-Stoll was entitled to receive an amount equal to her contributions and any aggregate earnings on her contributions, the payment of which was deferred six months from her separation date. Ms. List-Stoll is not entitled to receive unvested matching and discretionary contributions made by the Company.

As described on pages 46-47 of this proxy statement, our named executive officers participate in the Officers’ Plan, pursuant to which they have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, to be allocated among a range of investment choices. Gains and losses are credited based on the participant's election of a variety of investment choices. Participants' accounts may appreciate and/or depreciate depending on the performance of their investment choices. None of the investment choices provide returns at above-market or preferential rates.
Deferral amounts are 100% vested and matching contributions, including future contributions, become 100% vested after five years of plan participation, or upon the named executive officer’s death, disability or upon a change-in-control of the Company. Named executive officers may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments (with any installment term between two (2) and twenty (20) years), or a combination of the two options. Vested matching contributions may be distributed only after a named executive officer reaches age 55, or upon the named executive officer’s death or disability (as defined in applicable Treasury regulations), or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).
Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the named executive officer must be an eligible participant as of December 31 to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time-to-time by the Board. The Company may determine a vesting schedule for discretionary contributions that is different from the vesting schedule for mandatory matching contributions. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.
The Officers’ Plan is intended to constitute a nonqualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, is intended to comply with Section 409A of the Code, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general

44 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables (continued)

obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Certain of our Company’s plans and programs provide for payments in connection with a termination of employment or a change-in-control of the Company. The Company does not have any employment agreements with our named executive officers, and there are no pension plans or other deferred compensation plans in which our named executive officers participate, other than the Officers’ Plan. The Company also does not have severance or change-in-control agreements in place with our named executive officers, except as discussed in "Separation of CFO" below.

The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on January 27, 2017 (the last trading day prior to the end of our fiscal year, January 28, 2017, which was a Saturday), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on January 27, 2017. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may be different.
Non-Competition Agreements — All of our current named executive officers, other than our Chairman and Chief Executive Officer and controlling stockholder, have executed non-competition and confidentiality agreements with the Company providing them with limited payments upon termination under certain circumstances. Under these agreements, named executive officers are not provided with payments if they voluntarily terminate employment, retire, die or become permanently disabled or are terminated for any of the following reasons: (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of Company funds or property; (iii) material breach of the non-competition, non-solicitation or confidentiality covenants set forth in their agreement with the Company or any material violation of the provisions of the Company’s employee handbook; (iv) gross negligence; or (v) their consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of their duties and obligations, under certain circumstances. Under these agreements, upon the termination of employment of a named executive officer for any reason other than those set forth above and subject to compliance with the relevant non-competition, non-solicitation and confidentiality covenants, we are obligated to pay to that named executive officer an amount equal to the greater of four weeks of pay or one week of pay for every year of employment with us, in each case at the named executive officer’s base salary in effect immediately prior to termination. The payment is payable bi-weekly in accordance with the Company’s regular payroll practices. The Company in its discretion may offer other arrangements to employees who end employment with the Company.
Equity Awards — Outstanding equity awards held by our named executive officers as of January 27, 2017 (last trading day of fiscal 2016) were issued pursuant to our 2002 Plan and 2012 Plan.
Under the terms and conditions of the 2002 Plan, if a named executive officer’s continuous status as an employee is terminated, the non-vested portion of any stock option or restricted stock award will be deemed canceled on the termination date and any vested portion of any stock option will, unless otherwise set forth in the award, remain exercisable for the lesser of a period of (i) 90 days following termination or (ii) the expiration date of the stock option. Except as otherwise set forth in the award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Code) or due to the employee’s death, the non-vested portion of any restricted stock award and associated accumulated dividends shall immediately vest, the non-vested portion of any stock option will be deemed canceled on the termination date and any vested portion of the stock option will remain exercisable for the lesser of a period of (i) 12 months following termination or (ii) the expiration date of the stock option. In each case, the 2002 Plan grants the administrator the ability to set other periods of time during which an award can be exercised, as set forth in the document evidencing such option or award.
Under the 2012 Plan, upon termination of a named executive officer’s continuous status as an employee due to death or total and permanent disability (as defined in Section 22(e)(3) of the Code), all unvested time-based restricted stock awards, and associated accumulated dividends, shall vest immediately and (ii) performance-based restricted stock awards will only vest if the performance metrics are met. If the termination of continuous status as an employee occurs by any reason other than death or total and permanent disability, any time-based or performance-based restricted stock awards that have not vested shall, unless otherwise specified by the Compensation Committee, be automatically forfeited. Upon termination of a named executive officer’s continuous status as an employee for any reason, the non-vested portion of any stock option will expire immediately and any vested portion of a stock option

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 45

Compensation Tables (continued)

shall remain exercisable for a period of (i) 90 days in the event of termination of the executive officer’s status as an employee; (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement, which is defined as having attained at least age 55 with 15 or more years of service, as determined by the Plan Administrator (or earlier in each instance upon expiration of the stock options term).
"Continuous status as an employee" is defined in the 2002 Plan and 2012 Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, which is further defined in the 2012 Plan as approved medical, disability, or family leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless reemployment is guaranteed by contract, statute or Company policy; or (iv) transfers between locations of the Company or between the Company and its subsidiaries.
Under the 2002 Plan, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, the Board may authorize all outstanding stock options or stock appreciation rights to be assumed or an equivalent stock option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the stock options or rights, or to substitute an equivalent stock option or stock appreciation right, the Board shall provide for employees to have the right to exercise all stock options previously granted to such employee, including those not otherwise exercisable at the time. Under the terms of the 2012 Plan, the Board may authorize outstanding awards to be assumed or an equivalent award be substituted by the successor corporation and may assign such awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Board may provide that all outstanding options and stock appreciation rights become vested and exercisable, and vesting restrictions on restricted stock and other awards lapse. The Board retains the ability to substitute, adjust, or otherwise settle outstanding awards, including cashing out such awards, as it deems appropriate and consistent with the 2012 Plan’s purposes. Pursuant to the 2013 LTIP, vesting of performance stock will be accelerated on a pro-rated basis in the event the Company undergoes a change-in-control or Large Acquisition Transaction (as defined in the Long-Term Performance Based RSA Agreement granted under the 2012 Plan), which acceleration shall be based on both the number of completed fiscal years in the performance period prior to the event and the Company’s actual performance to date. Based on current performance as of January 28, 2017, the Company does not expect any payout pursuant to the 2013 LTIP, and therefore, a change of control or Large Acquisition Transaction on January 28, 2017 would not result in an accelerated payout.
The 2012 Plan provides that unvested or unexercised equity awards may be subject to cancellation and that recoupment of the value of shares distributed under awards already vested may be required, upon the occurrence of certain specified events, including termination of employment for cause, violation of material Company policies, or other conduct that is detrimental to the business or reputation of the Company. In addition, awards may be subject to clawback, as determined by the Compensation Committee, to the extent required by applicable law or securities exchange listing standard, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002.
Officers’ Supplemental Savings Plan — Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), death, disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes-in-control (each as defined under Section 409A of the Code), the participant is entitled to receive an amount equal to the participant’s contributions and vested and unvested matching and discretionary contributions by the Company. This amount is payable in a single lump sum unless the participant has elected to receive the distribution in installments.
Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the participant’s contributions and the vested portion of the Company’s matching and discretionary contributions, together with any aggregate earnings on those amounts. If a participant is terminated for cause (defined below), the participant forfeits all rights to both vested and unvested contributions of the Company and is entitled to receive a benefit equal to the participant’s contributions, together with any aggregate earnings on the participant contributions, payable in a single lump sum. For our named executive officers, all payments would be deferred for a six-month period under Section 409A of the Code.
The Company’s matching contributions under the Officers’ Plan vest only after a participant has completed at least five years of participation in the plan. The Company will determine separately the vesting of the Company’s discretionary contributions, if any. After five years of participation, all past and future Company contributions are fully vested. As of January 27, 2017, Messrs. Stack and Belitsky and Mses. Hobart and Willoughby were fully vested in the Company’s contributions.
"Retirement" is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five years of participation in the Officers’ Plan, and "early

46 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables (continued)

retirement" is termination of employment, other than for cause, on or after the date on which the participant has completed at least five years of participation. "Termination for cause" is defined in the Officers’ Plan as termination of employment by reason of: (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant. A "change-in-control" is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company’s Board within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. Notwithstanding the foregoing, no event shall constitute a "change-in-control" for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a "change in the ownership or effective control of the corporation," or "in the ownership of a substantial portion of the assets of the corporation," "corporate dissolution," or "with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)" within the meaning of Section 409A of the Code.

Insurance Benefits — The Company currently pays the premiums for two life insurance policies covering our Chairman and Chief Executive Officer. The beneficiaries under the policies are chosen by Mr. Stack. Prior to his death, Mr. Stack may receive the cash surrender value of the policy. For detail regarding the premiums paid by the Company for fiscal 2016, see footnote 6 of the "Summary Compensation Table" on pages 35-36 of this proxy statement.

Separation of CFO — Ms. List-Stoll separated from the Company in August 2016. Pursuant to the separation agreement and general release entered into in September 2016, the Company agreed to pay Ms. List-Stoll: (i) a severance payment of $767,000, payable in installments over 12 months; (ii) a pro-rated cash performance incentive award pursuant to the Company’s fiscal 2016 short-term incentive award program, capped at the target payout level, provided that the Company achieved at least target level performance of the pre-defined performance metrics (the "Pro Rated Award Payment"); and (iii) compensation for unused vacation of $26,400. Ms. List-Stoll also received forgiveness of the obligation to repay the discretionary bonus she received in April 2016. Ms. List-Stoll received $352,673, as described above, as her Pro Rated Award Payment, and $293,923 in severance payments prior to her obtaining a new position on January 17, 2017, at which time the Company's payment obligations ceased consistent with the terms of the separation agreement.

Under the terms of the separation agreement, the non-vested portion of Ms. List-Stoll's equity awards were forfeited and her unexercised exercisable stock options remained exercisable for 90 days following her separation. Ms. List-Stoll was also entitled to receive $150,221 under the Officers' Plan representing her contributions made under the Officers' Plan and the aggregate earnings on her contributions, the payment of which was deferred six months from her separation date. Ms. List-Stoll is not entitled to receive either vested or unvested Company contributions made under the Officers' Plan.

The following table shows the estimated benefits payable to each named executive officer (other than Ms. List-Stoll) in the event of his or her termination of employment under various scenarios or upon a change-in-control of our Company, assuming such event took place on January 27, 2017. The table sets forth the actual payments and benefits Ms. List-Stoll received in connection with her separation from the Company.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 47

Compensation Tables (continued)

	Voluntary Resignation or Termination without Cause		Involuntary Not For Cause Termination		Death		Disability		Retirement(1)		Change-in-Control
Edward W. Stack (2)
Officers’ Plan(4)	$5,522,595	(4a)	$5,522,595	(4a)	$5,522,595	(4b)	$5,522,595	(4b)	$5,522,595	(4c)	$5,522,595	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$12,141,177		$12,141,177		—		—
Insurance Benefits(7)	—		—		$6,413,407		—		—		—
2013 LTIP	—		—		—		—		—		—
Lee J. Belitsky
Non-Competition Agreement(3)	—		$237,500		—		—		—		—
Officers’ Plan(4)	$1,950,006	(4a)	$1,950,006	(4a)	$1,950,006	(4b)	$1,950,006	(4b)	$1,950,006	(4c)	$1,950,006	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,475,425		$1,475,425		—		—
2013 LTIP	—		—		—		—		—		—
André J. Hawaux
Non-Competition Agreement(3)	—		$59,423		—		—		—		—
Officers’ Plan(4)	$490,221	(4a)	$490,221	(4a)	$584,702	(4b)	$584,702	(4b)	$490,221	(4c)	$584,702	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,779,765		$1,779,765		—		—
2013 LTIP	—		—		—		—		—		—
Michele B. Willoughby
Non-Competition Agreement(3)	—		$124,788		—		—		—		—
Officers’ Plan(4)	$1,700,751	(4a)	$1,700,751	(4a)	$1,700,751	(4b)	$1,700,751	(4b)	$1,700,751	(4c)	$1,700,751	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,592,855		$1,592,855		—		—
2013 LTIP	—		—		—		—		—		—
Lauren R. Hobart
Non-Competition Agreement(3)	—		$50,000		—		—		—		—
Officers’ Plan(4)	$546,798	(4a)	$546,798	(4a)	$546,798	(4b)	$546,798	(4b)	$546,798	(4c)	$546,798	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,116,750		$1,116,750		—		—
2013 LTIP	—		—		—		—		—		—
John E. Hayes, III
Non-Competition Agreement(3)	—		$34,235		—		—		—		—
Officers’ Plan(4)	$34,424	(4a)	$34,424	(4a)	$40,710	(4b)	$40,710	(4b)	$34,424	(4c)	$40,710	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$438,534		$438,534		—		—
2013 LTIP	—		—		—		—		—		—
Teri L. List-Stoll
Non-Competition Agreement	—		—		—		—		—		—
Officers’ Plan	—		$150,221	(8)	—		—		—		—
Stock Options	—		—		—		—		—		—
Restricted Stock	—		—		—		—		—		—
2013 LTIP	—		—		—		—		—		—
Separation Agreement	—		$672,996	(9)	—		—		—		—

48 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Compensation Tables (continued)

(1)
Retirement is defined as termination (other than for cause) after reaching age 55 and completing at least five (5) years of participation; early retirement has the same definition other than the requirement to be 55.

(2)	There is no agreement in place to provide any payments upon termination.

(3)	Payment amounts equal the greater of four (4) weeks of pay or one week of pay for every year of employment at the named executive officer’s base salary in effect immediately prior to termination.

(4)
Represents the participant’s contributions and the Company’s contributions (vested and/or unvested), as described in the applicable footnote. As of January 27, 2017, all Company contributions are vested for each of our named executive officers, other than Messrs. Hawaux and Hayes. For additional information regarding the Officers’ Plan, see the "Nonqualified Deferred Compensation Table" and accompanying narrative set forth on page 44 of this proxy statement.

(4a)
Represents participant contributions and vested Company contributions (if any). Participant contributions are paid at the next scheduled settlement date after the termination and vested Company contributions are paid on the settlement date following the date the participants reach the age of 55.

(4b)
Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum, unless the participant elected scheduled distributions had commenced at the time of the event. If scheduled distributions had commenced at the time of the event, contributions will be paid in accordance with the distribution schedule.

(4c)
Represents participant contributions and vested Company contributions (if any). Participant contributions and Company contributions are paid in single lump sum, unless the participant elects scheduled distributions.

(4d)
Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum on the last day of the 15th month after the month in which the event took place unless the participant elected otherwise.

(5)
Upon termination of employment for any reason, unvested stock options are forfeited. Any vested portion will remain exercisable following termination for a period of 90 days other than in connection with death or disability, in which case vested stock options will remain exercisable for 12 months following termination, subject in each case to earlier termination due to expiration of the award. In the event of a change-in-control, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation. In the event that the successor corporation does not agree to assume the stock options or other awards, or to substitute an equivalent stock option or right, unexercisable stock options or other awards shall be accelerated and become exercisable.

(6)
Represents the value of unvested time-based restricted stock, and accumulated dividends, that would immediately vest upon termination of employment due to death or a total and permanent disability. Upon termination for any other reason, unvested restricted stock would be forfeited. In the event of a change-in-control, the Board may authorize all outstanding awards to be assigned to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent right, restricted stock awards shall vest.

(7)
Our Chairman and Chief Executive Officer is covered by two life insurance policies paid for by the Company, the beneficiaries of which are chosen by Mr. Stack (prior to his death the executive may receive the cash surrender value of the policy). If our Chairman and Chief Executive Officer had died on January 28, 2017, the beneficiaries under said policies would have received $2,413,407 under the first policy, and $4,000,000 under the second policy.

(8)	Represents Ms. List-Stoll's contributions made to the Officers' Plan and the aggregate earnings on her contributions as described above under "Separation of CFO."

(9)
Represents severance payments, pro-rated cash performance incentive award, and unused vacation days paid to Ms. List-Stoll in connection with her separation from the Company as described above under "Separation of CFO."

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 49

Item 3—Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers. At our 2011 Annual Meeting of Stockholders, our stockholders voted to conduct this vote on an annual basis. We are holding another vote on the frequency with which to conduct this vote under Item 4 of this year's Annual Meeting. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
The Compensation Committee annually reviews named executive officer compensation, as discussed in this proxy statement. As discussed under the heading "Compensation Discussion and Analysis," beginning on page 21 of this proxy statement, our compensation program is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As such, your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. Your vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.
We ask our stockholders to vote on the following resolution at the 2017 Annual Meeting:
"RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure."
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

50 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 4—Non-Binding Advisory Vote on Whether an Advisory Vote on Compensation of Named Executive Officers Should be Held Every One, Two, or Three Years

Pursuant to Section 14A of the Exchange Act, stockholders must be given the opportunity at least once every six years to vote, on a non-binding and advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers (the "Say on Pay Frequency") as disclosed in accordance with the rules promulgated by the SEC. The last such Say on Pay Frequency vote was held at our 2011 Annual Meeting of Stockholders, where we recommended and our stockholders voted in favor of an annual vote on the compensation of our named executive officers on a non-binding, advisory basis. By voting with respect to this Item 4, stockholders may indicate whether they prefer that we conduct future advisory votes on compensation of our named executive officers once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The Board continues to believe that an annual advisory vote on compensation of our named executive officers allows our stockholders to provide timely, direct input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Company recognizes that stockholders may have different views as to the best approach for the Company, and we look forward to hearing from our stockholders as to their preference on the Say on Pay Frequency.

The option that receives the greatest number of votes cast by the stockholders will be considered the option approved by our stockholders. This vote is advisory and not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on compensation of our named executive officers. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on compensation of named executive officers more or less frequently than the frequency approved by the stockholders.

Stockholders are not voting to approve or disapprove the Board's recommendation as to this Item 4, but instead may cast a vote on the preferred voting frequency by selecting the option of every one year, two years, or three years, or they may abstain when voting in response to this Item 4.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY "ONE YEAR" AS THE PREFERRED FREQUENCY FOR AN ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 51

Item 5—Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan

We are asking stockholders to approve our 2012 Stock and Incentive Plan, as amended and restated (the "Amended Plan"), as set forth in Appendix A to this proxy statement. The Amended Plan is a long-term incentive plan designed to attract and retain officers, other employees, non-employee directors and consultants of the Company and its subsidiaries who are important to the success and growth of the Company’s business, by providing such persons with incentives to help further align their interests with those of our stockholders.

On March 14, 2017, the Board approved the Amended Plan. The Amended Plan will only become effective upon approval by the Company’s stockholders and, if so approved, will replace the Company’s 2012 Stock and Incentive Plan (the "Current Plan") that previously was approved by the Company’s stockholders at the Company’s 2012 Annual Meeting of Stockholders. If the stockholder vote on the Amended Plan at the 2017 Annual Meeting is postponed, the Amended Plan will be effective on such date on which a stockholders’ meeting to vote to approve the Amended Plan occurs, and, until such time, the Current Plan will continue in effect, in accordance with its terms.

This proposal does not include a request for additional shares to be authorized under the Amended Plan. Instead, the authorized share pool of the Current Plan would continue and be the same under the Amended Plan, upon approval of the Amended Plan by the Company's stockholders.

The following is a summary of the principal provisions of the Amended Plan, which is qualified in its entirety by reference to the complete text of the Amended Plan, a copy of which is attached as Appendix A to this proxy statement. To the extent the description below differs from the text of the Amended Plan set forth in Appendix A, the text of the Amended Plan controls.

Purpose of this Proposal. We are requesting that stockholders approve the Amended Plan to include the following:

•
Approval of the Amended Plan and Performance Measures for Purposes of Section 162(m) of the Code. Approval of the Amended Plan will preserve our ability to deduct qualified performance-based compensation granted to certain of our officers, without regard to the limitation set forth in Section 162(m) of the Code, for a five-year period. Section 162(m) generally limits the Company’s ability to deduct certain compensation paid to each of our "covered employees" (that is, our Chief Executive Officer and our next other three most highly compensated executive officers, other than our Chief Financial Officer) to $1 million in a taxable year, unless the compensation meets the requirements of "qualified performance-based compensation." Section 162(m) requires stockholder approval of the plan under which the "qualified performance-based compensation" may be granted, including approval of the performance measures pursuant to which such awards may be paid, and specifically the material terms of such performance measures, at least every five years. If the Company’s stockholders approve the Amended Plan, assuming that all other requirements under Section 162(m) are met, we may be able to obtain tax deductions with respect to awards issued under the Amended Plan to our "covered employees" through the 2022 Annual Meeting. If our stockholders do not approve this proposal, we generally will be limited in our ability to make certain performance-based awards and take advantage of certain tax deductions.

•
Clarified and Expanded Prohibitions on Share Recycling. The Amended Plan explicitly prohibits adding back to the aggregate amount of shares authorized for issuance under the Amended Plan those shares that are (i) delivered in payment of the exercise price or grant price of an option or stock appreciation right ("SAR"), as applicable, (ii) not issued upon the settlement of SARs, (iii) repurchased by the Company using proceeds from option exercises, or (iv) delivered to or withheld by the Company to pay federal, state or local withholding taxes.

•
Limitations on Awards. Subject to the anti-dilution provisions of the Amended Plan, no participant may be granted under the Amended Plan: (i) options or SARs for more than 3,000,000 shares in any one fiscal year of the Company; (ii) performance share awards (payable in cash or shares) intended to be performance-based compensation under Section 162(m) of the Code for more than 2,000,000 shares (based on a maximum award level on the date of grant) in any one fiscal year of the Company; (iii) performance unit awards (payable in cash) intended to be performance-based compensation under Section 162(m) of the Code for more than $15,000,000 (based on a maximum award level on the date of grant) in any one fiscal year of the Company; (iv) aggregate awards granted to a non-employee director of more than $500,000 in any one fiscal year of the Company; or (v) incentive cash bonus awards that are intended to be performance-based compensation under Section 162(m) of the Code for more than $15,000,000, in the aggregate, in any one fiscal year of the Company. The maximum aggregate number of incentive stock options that may be issued under the Amended Plan is 10,000,000.

•
No Dividends on Options and SARs; No Dividends or Dividend Equivalents Paid Until Vesting of Other Awards. The Amended Plan expressly states that no dividends will be paid on options or SARs until such time that shares relating to such awards have been issued. Dividends declared on shares of restricted stock or dividend equivalents accrued with respect to restricted stock unit awards or other share awards will not be paid to participants until such awards have been vested or earned, as applicable.

52 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 5—Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan (continued)

•
Base Price for SARs. The Amended Plan explicitly provides that the grant price for each SAR may not be less than 100% of the fair market value per share on the date of grant (except in the case of substitute awards).

•
Enhanced Clawback Provisions. The Amended Plan expands the Company’s ability to "clawback" or recoup previously-granted awards pursuant to any applicable law, regulation, stock exchange listing requirement, or Company policy, and requires participants in the Amended Plan to acknowledge that they will cooperate with the Company in connection with the recoupment of such awards.

•
Revised "Change in Control" Definition. The "Change in Control" definition in the Amended Plan has been modified principally to require that a "consummation" of a liquidation, dissolution, winding up or sale of all or substantially all of the assets of the Company would be a "Change in Control" event, and not only stockholder approval of such an event, as set forth in the Current Plan.

•
Expansion and Refinement of the Performance Measures for Purposes of Section 162(m) of the Code. The Amended Plan also reflects an expanded and refined list of performance measures, and related adjustments to such measures, as compared to the Current Plan, to more closely reflect the business operations of the Company.

•
Extension of the Plan Expiration Date. The Current Plan is scheduled to expire on June 6, 2022, and we are requesting that the term continue for ten years from the date of stockholder approval of the Amended Plan.

•
Other Changes. The Amended Plan provides for certain clarifying changes and revisions, including with respect to the tax provisions of the Amended Plan and to other administrative provisions and definitions.

General. The Amended Plan provides for long-term compensation consistent with the philosophy adopted by the Company as set out in "Compensation Discussion and Analysis" beginning on page 21 of this proxy statement. The Board views the Amended Plan as a means of further aligning the goals of our officers, other employees, non-employee directors and consultants with those of our stockholders by providing incentives and rewards for performance.

Administration. The Amended Plan may be administered by the full Board or the Compensation Committee or any subcommittee or other committee appointed by the Board or the Compensation Committee to administer and grant awards under the Amended Plan (the "Administrator"). The Board has delegated authority to administer the Amended Plan to the Compensation Committee which may further delegate its authority under the Amended Plan to the extent permitted by the Amended Plan and applicable law.

The Administrator has the authority to (i) establish, amend and rescind rules and regulations relating to the Amended Plan, (ii) select the eligible persons to whom awards may be made, (iii) determine the amount and type of awards to be granted, (iv) determine the terms and conditions of any such awards, (v) determine the fair market value of the common stock for purposes of making an award, (vi) establish, verify, adjust, reduce or waive any applicable performance goals or conditions, (vii) approve forms and terms of applicable award agreements, (viii) determine the circumstances under which an award may be settled in cash, (ix) determine whether and to what extent payment of an award may be deferred, and (x) make all other necessary or advisable determinations for the administration of the Amended Plan.

No Repricing. Except pursuant to the adjustment provisions of the Amended Plan or certain corporate transactions described in the Amended Plan, the terms of outstanding options or SARs may not be (i) amended to reduce the exercise price or grant price of such outstanding options or SARs, as applicable, or (ii) canceled in exchange for cash, other awards, or options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original options or SARs, as applicable, without obtaining stockholder approval.

Shares Subject to the Amended Plan. Subject to adjustment as provided in the Amended Plan, the total number of shares authorized for issuance under the Amended Plan is 5,000,000. The maximum number of shares authorized under the Amended Plan is subject to adjustment for stock splits, stock dividends, spin-offs, reclassifications or other relevant changes affecting the Company's stock.

Eligibility. Awards under the Amended Plan may be granted to any employee (including an officer, director, or prospective employee who has received an offer of employment), non-employee director, or consultant of the Company, or any parent or subsidiary (as such terms are defined in the Amended Plan) of the Company. As of April 12, 2017, approximately 3,304 employees and 8 non-employee directors were eligible to participate in the Amended Plan.

Grants Under the Plan. The following awards may be granted under the Amended Plan: options, which may consist of incentive stock options intended to qualify for special tax treatment or non-qualified stock options, SARs, performance share awards, performance unit

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 53

Item 5—Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan (continued)

awards, restricted stock awards, restricted unit awards, stock unit awards, incentive bonus awards, and other stock-based awards. Incentive stock options and incentive bonus awards may be granted only to our employees.

Options. Each option grant will be evidenced by an award agreement that specifies the applicable terms and conditions. The terms of any incentive stock option will be subject to the provisions of the Code. The maximum term of an incentive stock option will be 10 years from the original grant date, unless the grantee is an employee who owns more than 10% of the total combined voting power of all classes of shares of common stock issued by the Company (a "10% stockholder"), in which case the maximum term will be five years from the grant date. An option may not have an exercise price of less than the fair market value per share on the date of grant, and any incentive stock option granted to a 10% stockholder may not have an exercise price of less than 110% of the fair market value per share on the date of grant. Upon exercise, an option grantee may pay for the shares (i) with cash, (ii) with other shares, (iii) by a properly executed exercise notice accompanied by irrevocable instructions to a registered broker to promptly deliver to the Company an amount of proceeds necessary to pay the exercise price, (iv) by having the Company withhold shares with a fair market value equal to the exercise price, (v) by any combination of these methods, or (vi) by any other method approved by the Compensation Committee.

SARs. A SAR represents the right to receive an amount based on appreciation in the fair market value of shares of our stock over a base, or grant, price. Each SAR grant will be evidenced by an award agreement that specifies the applicable terms and conditions. The grant price for each SAR may not be less than 100% of the fair market value per share on the date of grant, and SARs may not be exercised later than the 10th anniversary date of its grant. SARs may be exercised upon such terms and conditions that the Administrator determines. Upon the exercise of a SAR, the grantee will be entitled to receive payment in an amount by multiplying (i) the excess of the fair market value of a share on the date of exercise over the grant price by (ii) the number of shares to which the SAR relates. The payment upon exercise may be in cash, shares, or stock units, as determined by the Administrator and set forth in the applicable award agreement.

Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards and Stock Unit Awards. Performance share awards, performance unit awards, restricted stock awards, restricted unit awards and/or stock unit awards may be granted, either on a standalone basis, in addition to, or in tandem with other awards granted under the Amended Plan and/or cash awards made outside of the Amended Plan.

Performance share and performance unit awards represent a right to receive shares or stock units (with respect to performance share awards) or a designated dollar value amount of shares or stock units (with respect to performance unit awards), contingent on the achievement of performance or other objectives during a specified period. Restricted stock and restricted unit awards represent the grant of shares and stock units, respectively, which are subject to a risk of forfeiture or other restrictions as the Administrator, in its sole discretion, may impose, including, without limitation, any forfeiture provisions and any restriction on the right to vote or receive dividends with respect to such shares. These restrictions may lapse separately or in combination, or upon the achievement time-based or performance-based goals relating to completion of service by the participant, or upon achievement of performance or other objectives, which may include one or more qualifying performance criteria for purposes of Section 162(m). Such awards will be evidenced by an award agreement containing applicable terms and conditions. The Administrator may exercise negative discretion with respect to the number of shares or stock units that may be granted, issued, or vested under any of these awards.

Unless otherwise set forth in a participant’s award agreement or as otherwise determined consistent with the terms of the Amended Plan, participants holding shares of restricted stock will have voting rights with respect to such shares prior to vesting, but will have no voting rights with respect to any restricted units granted under the Amended Plan. Dividends declared on shares of restricted stock or dividend equivalents accrued with respect to restricted unit awards or other share awards will not be paid to participants until such awards have been vested or earned, as applicable.

Section 162(m) Performance Criteria. For any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m), the Administrator will establish and approve in writing (i) the applicable participants and the performance period, (ii) the performance criteria that is intended to satisfy such requirements, which will be a measure based on one or more qualifying performance criteria, (iii) the maximum amounts that may be paid if the qualifying performance criteria are met, and (iv) any other conditions deemed appropriate and consistent with the Amended Plan and the requirements of Section 162(m). Qualifying performance criteria includes various metrics that are important measurement tools for the Company’s growth and success, and includes the following: (a) cash flow (including, without limitation, net cash flow, free cash flow, cash flow return on investment, operating cash flow and cash flow per share), (b) earnings or earnings per share (including, without limitation, net earnings, retained earnings, earnings from operations, pre- or after-tax earnings, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation, and amortization or other variations thereof), (c) measures of valuation (including, without limitation, stock price, market capitalization, book value, book value per share, and enterprise value), (d) shareholder return, (e) revenue (including, without limitation, gross revenue or net revenue), (f) income or net income (including, without limitation, operating income, net operating income, adjusted net income, and pre-

54 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 5—Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan (continued)

or after-tax income), (g) gross or net profit (including, without limitation, operating profit, net operating profit, economic profit and pre- or after-tax profit), (h) margin (including measurements such as, mark-ups, mark-downs, and mix, and whether based on profit, operations, sales or other determining criteria), (i) return (including, without limitation, operating revenue, capital employed, inventory, invested capital, investment, equity, assets or net assets), (j) market share (including, without limitation, market penetration and geographic expansion), (k) sales (including, without limitation, gross sales, net sales, unit sales, sales per square foot, sales per employee, comparable sales and comparable store sales), (l) inventory-related metrics (including, without limitation, inventory turn, shrink, backlog and obsolescence), (m) transaction-related metrics (including, without limitation, average sale per transaction, conversion measures, average unit retail, and units per transaction), (n) employee-related metrics (including, without limitation, staffing, training, development, diversity, retention and attrition metrics), (o) productivity, (p) customer-related criteria (including, without limitation, service level, acquisition, loyalty program, satisfaction, retention, conversion, customer lists, and traffic metrics), (q) successful completion of Company-specific tasks (including, without limitation, project implementations, project milestones, product development, new concept development, new store openings, store closings, acquisitions, divestitures, synergies, successful conversions and integrations), (r) expenses (including, without limitation, selling, general, and administrative and other operating expenses), (s) cost of goods sold, (t) operating ratio, (u) dividends, (v) balance sheet measurements (including, but not limited to, cash, working capital, and debt), (w) cash return on assets, (x) credit rating, and (y) economic value added.

The Administrator will objectively define the manner of calculating the qualifying performance criteria at the time of grant, or such other time as not prohibited by Section 162(m), including the extent to which the qualifying performance criteria for an award will be adjusted to include or exclude the effects of certain events, including, but not limited to, any of the following events: (i) asset write-downs; (ii) charges associated with store closings; (iii) litigation or claim judgments or settlements (including, without limitation, any tax settlement paid to a tax authority); (iv) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (v) discontinued operations; (vi) expenses or losses related to any recapitalization, reorganization, restructuring, mergers and acquisitions (including integration costs), divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate costs (including losses attributable to acquired companies and their operations); (vii) expenses for productivity initiatives; (viii) non-cash items, such as amortization, depreciation, or reserves; (ix) currency fluctuations and/or foreign exchange losses; (x) items that are outside the scope of the Company’s core, on-going business activities or other non-operating items; (xi) items relating to major licensing or partnership arrangements; (xii) financing activities; (xiii) impairment charges related to goodwill or other intangible assets; (xiv) unrealized losses on investments in debt and equity securities; (xv) any loss recognized as a result of derivative instrument transactions or other hedging activities; (xvi) stock-based compensation charges; (xvii) any charges associated with the early retirement of debt; (xviii) pension curtailment or settlement charges; (xix) any infrequent and/or non-recurring items, as described (A) in Accounting Principles Board Opinion No. 30 and/or (B) in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and (xx) expenses identified in a press release or conference call, publicly announced by the Company, relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

Incentive Bonus Awards. Incentive bonus awards are payable in cash and confer upon an employee the opportunity to earn a future payment that is tied to the level of achievement with respect to one or more performance criteria established for a performance period, as established by the Administrator. The applicable performance criteria may be based on financial, operational or similar performance, personal performance evaluations, or some combination of the foregoing, including the qualifying performance criteria described above for awards intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. The Administrator may exercise negative discretion with respect to the amounts that may be paid pursuant to any incentive bonus awards.

Other Stock-Based Awards. Other stock-based awards may be granted to eligible participants under the Amended Plan, which will consist of an award of shares or other award that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares) of the Company, as deemed by the Administrator to be consistent with the purposes of the Amended Plan. Such other stock-based awards may include dividend or dividend equivalent rights, and any payments of which will be held for the benefit of the participant by the Company until the award has vested or been deemed earned. Subject to the terms of the Amended Plan and any applicable award agreement, the Administrator will determine the terms and conditions of any such other stock-based award.

Change in Control. Except as otherwise provided in an award agreement, in the event of a change in control (as defined in the Amended Plan), the Administrator may authorize outstanding awards to be assumed, or an equivalent award be substituted, by such successor corporation or a parent or subsidiary of such successor corporation, and may assign any awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Administrator may provide that all outstanding awards will become fully vested and exercisable. In all cases, the Administrator may make substitutions, adjustments and/or alternative settlements of outstanding awards, including cashing out of awards, as it deems appropriate and consistent with the purposes of the Amended Plan. Notwithstanding the foregoing, the Administrator, in its sole discretion and to the extent not inconsistent with the Amended Plan, may determine that, in the event of a transaction in which the Company is not the surviving entity,

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 55

Item 5—Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan (continued)

each outstanding award will terminate within a specified number of days after notice to the participant, and such participant shall receive, with respect to each such award, cash or other property, including securities of any entity acquiring the Company, in an amount equal to the fair market value of such award (if any) as determined by the Administrator in its sole discretion. In addition, for each option or SAR with an exercise price or grant price, as the case may be, greater than the consideration offered in connection with any such transaction or event or change in control, the Administrator may, in its sole discretion, elect to cancel such option or SAR without any payment to the holder of such Option or SAR.

Clawback. The Amended Plan includes a recoupment, or "clawback" provision, under which any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Administrator in accordance with any Company policy or otherwise, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, regulation or stock exchange listing requirement. By accepting awards under the Amended Plan, participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any award or amount paid under the Amended Plan subject to clawback pursuant to any applicable law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance will include, but will not be limited to, executing, completing and submitting any documentation necessary to recover or recoup any award or amounts paid to a participant’s accounts, or pending or future compensation awards.

Withholding Tax Obligations. At the discretion of the Administrator, participants may satisfy withholding tax obligations incurred in connection with awards granted under the Amended Plan by electing to have the Company withhold from the shares to be issued, if any, a number of shares having a fair market value equal to the amount required to be withheld. All elections by a participant to have shares or cash withheld for this purpose shall be made in writing in a form acceptable to the Administrator, subject to the following restrictions: (i) the election must be made on or prior to the applicable tax date (as such term is defined in the Amended Plan), (ii) once made, the election shall be irrevocable, and (iii) all elections shall be subject to the consent or disapproval of the Administrator. Any withholding satisfied through net-settlement will be limited to the minimum statutory withholding requirement, except as otherwise approved by the Administrator.

Anti-Dilution Adjustments. Subject to any required action by the stockholders of the Company, the number of shares or stock units covered by each outstanding award and the number of authorized but unissued shares under the Amended Plan, as well as the purchase price, if any, of each such outstanding award, will be proportionately adjusted for any increase or decrease in the number of shares resulting from any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction. The adjustments must be performed in such a way that any incentive stock options granted under the Amended Plan will continue to qualify as incentive stock options. The Administrator’s determination as to any such adjustment will be final, binding and conclusive. Notwithstanding the foregoing, with respect to any award subject to Section 162(m), 409A or 422 of the Code, no such adjustment shall be authorized to the extent that such adjustment would cause the Amended Plan or award to fail to comply with the relevant provision of the Code.

Amendment and Termination. The Administrator, may at any time, amend, alter, modify, suspend or discontinue the Amended Plan and any award agreement in whole or in part. However, no amendment, alteration, suspension or discontinuation will be made that would materially impair the rights of any participant under any grant made under the Amended Plan without such participant’s consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the New York Stock Exchange or other applicable established stock exchange), the Company shall obtain stockholder approval of any amendment to the Amended Plan in such a manner and to such a degree as required.

Term of Plan. The Current Plan was approved by the Company’s stockholders on June 6, 2012, and the Amended Plan will become effective only upon approval by the Company’s stockholders at the 2017 Annual Meeting (or such other date that a vote on the Amended Plan is held). The Amended Plan will continue in effect for a term of 10 years from the date of stockholder approval.

U.S. Federal Income Tax Consequences of Equity Awards. The following discussion is intended only as a general summary of the principal U.S. federal income tax consequences to participants and the Company in the Amended Plan. It does not discuss all of the tax consequences that may be relevant to participants and the Company in light of particular tax circumstances. The discussion is based on provisions of the Code and regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, or to different interpretations. The discussion does not address tax consequences under the laws of any state, locality or foreign jurisdiction. To the extent any awards under the Amended Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the

56 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Item 5—Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan (continued)

regulations promulgated thereunder (or an exception thereto). The Amended Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

•
Nonqualified Stock Options. An optionee generally will not recognize any taxable income upon the grant of a nonqualified stock option, and the Company will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the excess of the fair market value of the underlying shares of Company common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of a nonqualified stock option will equal the sum of the compensation income recognized and the exercise price. Special rules apply in the event that all or a portion of the exercise price is paid in the form of shares of Company common stock. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

•
Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise; provided, however, that the difference between the value of the shares received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the incentive stock option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

•
Restricted Stock. A participant will not recognize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Code within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company if the stock is forfeited. If the election is not made, the participant generally will recognize ordinary income on the date that the stock is no longer subject to restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of Company common stock or restricted stock with respect to which the participant has recognized ordinary income (i.e., the restrictions were previously removed or a Section 83(b) election was previously made), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be a long-term capital gain or loss if the holding period for such shares is more than one year.

•
Stock Appreciation Rights. Generally, the participant who receives a freestanding SAR will not recognize taxable income at the time it is granted, and the Company will not be entitled to a tax deduction with respect to the grant of a standalone SAR. The amount of cash, or the value of stock received upon exercise of the SAR, will be taxed as ordinary income to the participant at the time it is received, and the Company will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise.

•
Restricted Units and Stock Units. A recipient of restricted units or stock units will not be required to recognize any income for federal income tax purposes, and the Company is not entitled to a deduction, at the time of grant. Rather, upon the settlement of units, the recipient of such units generally will be subject to tax at ordinary income rates on the fair market value of any common stock issued or cash paid in settlement of the award of such units, and the Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. If the participant is an employee, the participant will be subject to Social Security and Medicare taxes at the time the units vest, even though the recipient of units has not received payment with respect to such units at such time. However, no additional Social Security or Medicare taxes will be due when such payment is made (even if the market value of the underlying shares has increased). If the recipient receives shares of common

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 57

Item 5—Approval of the Amendment and Restatement of the 2012 Stock and Incentive Plan (continued)

stock upon settlement, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either a short-term or long-term capital gain or loss, depending on how long the shares have been held.

•
Performance Awards. A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, the Company generally will be entitled to a tax deduction in the same amount.

Consequences of Change of Control. If a change of control of the Company (i) causes awards under the Amended Plan to accelerate vesting or (ii) is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received "excess parachute payments," which could subject participants to a 20% excise tax on such excess parachute payments and result in a disallowance of the Company’s deductions under Section 280G of the Code.

Section 409A. Section 409A of the Code ("Section 409A") applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the participant’s taxes, and the compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards of stock options, SARs, restricted units and performance awards under the Amended Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Amended Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. However, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

Section 162(m). With certain exceptions, Section 162(m) of the Code limits the deductibility of compensation paid to each of our "covered employees" for purposes of Section 162(m) (generally, our Chief Executive Officer and three other highest-paid executive officers, other than our Chief Financial Officer), in any one year to $1,000,000. Compensation paid to covered employees is not subject to the deduction limitation if it is considered "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Among other requirements, for compensation to be "performance-based" for purposes of Section 162(m) of the Code, the performance goals must be pre-approved and objective, and the stockholders of the Company must periodically approve the material terms of the performance goals (i.e., every five years). In this regard, as discussed above, stockholders are being asked to approve the material terms of the performance goals under which an award of qualified performance-based compensation may be granted in the Amended Plan, in order to preserve the Company’s ability to deduct compensation paid to our covered employees pursuant to any qualified performance-based award, option or SAR that may be made in the future under the Amended Plan. However, nothing in this proposal precludes the Administrator from granting, and the Administrator has reserved the right to grant, awards that do not qualify as qualified performance-based compensation under Section 162(m) of the Code. Additionally, there is no guarantee that awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code ultimately will be deductible by the Company.

New Plan Benefits. It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual settlement of awards under the Amended Plan are subject to the discretion of the Compensation Committee.

Because our executive officers and non-employee directors are eligible to receive awards under the Amended Plan, they may be deemed to have a personal interest in the approval of this Item 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2012 STOCK AND INCENTIVE PLAN.

58 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Additional Information

Other Matters. As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2017 Annual Meeting other than the items referred to herein. If any other matter is properly brought before the 2017 Annual Meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
"Householding" of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or calling us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
Advance Notice Procedures. Under our bylaws, no business may be presented by any stockholder before an Annual Meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, John E. Hayes, III, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 (containing certain information specified in our bylaws about the stockholder and the proposed action) at least 150 days prior to the anniversary date of the preceding year’s Annual Meeting — that is, with respect to the 2018 Annual Meeting, by January 8, 2018. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed below.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2018 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the Annual Meeting of Stockholders in 2018 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the anniversary date of the Company’s proxy statement to stockholders in connection with the previous year’s Annual Meeting. Therefore, for the 2018 Annual Meeting, such proposals must be received by the Company no later than December 29, 2017. Proposals should be sent to the attention of the Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.
Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders 59

Appendix A

DICK'S SPORTING GOODS, INC.
2012 STOCK AND INCENTIVE PLAN
(AS AMENDED AND RESTATED)

1.Purposes of this Plan. The purposes of this Plan are to attract and retain officers, other employees, directors, and consultants of Dick’s Sporting Goods, Inc. and its subsidiaries who are important to the success and growth of the business of the Company by providing such persons incentives and rewards for performance to help to further align such persons’ interests with those of the stockholders of the Company and to promote the success of the Company’s business.

2.Certain Definitions. As used herein and, except as otherwise defined in an Award Agreement, the following definitions shall apply:
(a)"Administrator" means the Board, the Committee or any subcommittee or other committee appointed by the Board or Committee to administer, and grant Awards under, this Plan; provided, however, that the Board in its sole discretion may, notwithstanding the appointment of any committee or subcommittee to administer this Plan, exercise any authority under this Plan except with respect to awards intended to comply with Section 162(m), which shall in all cases be awarded and administered by the Committee (or its designated subcommittee).
(b)"Award" means any Incentive Bonus Award, Option, other stock-based awards, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR or Stock Unit Award granted under this Plan.
(c)"Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.
(d)"Board" means the Board of Directors of the Company.
(e)"Change in Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Class B Permitted Holder (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) through a tender offer, open market purchases and/or other purchases is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities or (ii) a majority of the Board shall be comprised of persons who (A) were elected in one or more contested elections of the Board (including through the use of any proxy access procedures included in the Company’s organizational documents), and (B) had not been nominated by the Board when they were first elected by the then existing Board, (iii) a merger or consolidation of the Company with or into another corporation is effected, other than a merger or consolidation (A) that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or (v) the Company consummates (A) a plan of liquidation, dissolution or winding up of the Company or (B) the sale of all or substantially all of the Company’s assets. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 162(m) or 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5) or Code Section 162(m), as applicable.
(f)"Common Stock" means the Common Stock, par value $.01 per share, of the Company.
(g)"Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.
(h)"Code" means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.
(i)"Committee" means the Compensation Committee of the Board, or any successor committee or subcommittee formed by the Committee thereto, and/or such other committee of the Board as is appointed or designated by the Board to administer this Plan (or any part hereof) or is otherwise identified in the Company’s corporate governance documents as being responsible for determining the compensatory arrangements of certain Participants, and, except as the Board or the Committee may otherwise determine, that consists of two or more non-employee members of the Board, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m), and (iii) an "independent director" for purposes of the rules and regulations of the New York Stock Exchange.
(j)"Company Common Stock" means the Common Stock or the Class B Common Stock of the Company, as the case may be.
(k)"Company" means Dick’s Sporting Goods, Inc., a Delaware corporation.

A-1 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix A (continued)

(l)"Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.
(m)"Continuous Status" means the absence of any interruption or termination of the employment and/or service relationship by the Employee, Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company. Continuous Status shall not be considered interrupted in the case of: (i) approved medical, disability, or family leave; (ii) military leave; (iii) any other approved leave of absence, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) transfers between locations of the Company or between any of the Company, a Parent or Subsidiary of the Company or any successor of the foregoing; or (v) change in status from an Employee, Non-Employee Director and/or Consultant without interruption of service to the Company or any Parent or Subsidiary of the Company in any such capacities.
(n)"Eligible Individual" means any Employee, Non-Employee Director or Consultant.
(o)"Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company or any prospective employee who shall have received an offer of employment. The payment of a director’s fee by the Company shall not be sufficient to constitute "employment" by the Company. An Employee shall not include: (i) any individual during any period he or she is classified or treated by the Company or any Parent or Subsidiary of the Company as an independent contractor, (ii) any leased employee or (iii) any employee of an employment, consulting, staffing or temporary agency or any other entity other than the Company or any Parent or Subsidiary of the Company, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or any Parent or Subsidiary of the Company during such period.
(p)"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(q)"Fair Market Value" means, as of any date, the value of the applicable class of Company Common Stock determined as follows:
(i)if such class of Company Common Stock is listed on any established stock exchange or a national market system reporting last sale transactions, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported) on the last completed market trading day prior to the applicable time of determination (as determined by the Administrator) as reported by such stock exchange or national market system; or
(ii)if such class of Company Common Stock is quoted on any electronic inter-dealer quotation system (but not on a last reported sale basis) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low closing asked prices for the Company Common Stock for the last completed market trading day prior to the applicable time of determination (as determined by the Administrator) as reported in any source as the Administrator deems reliable; or
(iii)in the absence of an established market for such class of Company Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
For purposes of this Plan, the Class B Common Stock shall be deemed to have the same value per share as the Common Stock unless the value of the Class B Common Stock is determinable in accordance with subparagraphs (i) or (ii) above.
(r)"GAAP" means the U.S. Generally Accepted Accounting Principles.
(s)"Grant Price" means the price established at the time of grant of a SAR pursuant to Section 8, used to determine whether there is any payment due upon exercise of the SAR.
(t)"Incentive Bonus Award" means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Administrator.
(u)"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(v)"Non-Employee Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.
(w)"Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
(x)"Option" means a right to purchase Shares granted pursuant to this Plan.
(y)"Optioned Stock" means the Shares subject to an Option.
(z)"Optionee" means a Participant who holds an Option.
(aa)    "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
(bb)    "Participant" means any person who has an Award under this Plan, including any person (including any estate) to whom an Award has been assigned or transferred in accordance with this Plan.
(cc)    "Performance Share Award" means a grant of a right to receive Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.
(dd)    "Performance Unit Award" means a grant of a right to receive a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders A-2

Appendix A (continued)

(ee)    "Plan" means this 2012 Stock and Incentive Plan, as the same may be amended and restated.
(ff)    "Prior Plans" means the Company’s Amended and Restated 2002 Stock and Incentive Plan, the Golf Galaxy, Inc. 1996 Stock Option and Incentive Plan and the Golf Galaxy, Inc. 2004 Stock Incentive Plan.
(gg)    "Qualifying Performance Criteria" means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division or subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, on a GAAP or non-GAAP basis, in each case as specified by the Award: (a) cash flow (including, without limitation, net cash flow, free cash flow, cash flow return on investment, operating cash flow and cash flow per share), (b) earnings or earnings per share (including, without limitation, net earnings, retained earnings, earnings from operations, pre- or after-tax earnings, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation, and amortization or other variations thereof), (c) measures of valuation (including, without limitation, stock price, market capitalization, book value, book value per share, and enterprise value), (d) shareholder return, (e) revenue (including, without limitation, gross revenue or net revenue), (f) income or net income (including, without limitation, operating income, net operating income, adjusted net income, and pre- or after-tax income), (g) gross or net profit (including, without limitation, operating profit, net operating profit, economic profit and pre- or after-tax profit), (h) margin (including measurements such as, mark-ups, mark-downs, and mix, and whether based on profit, operations, sales or other determining criteria), (i) return (including, without limitation, operating revenue, capital employed, inventory, invested capital, investment, equity, assets or net assets), (j) market share (including, without limitation, market penetration and geographic expansion), (k) sales (including, without limitation, gross sales, net sales, unit sales, sales per square foot, sales per employee, comparable sales and comparable store sales), (l) inventory-related metrics (including, without limitation, inventory turn, shrink, backlog and obsolescence), (m) transaction-related metrics (including, without limitation, average sale per transaction, conversion measures, average unit retail, and units per transaction), (n) employee-related metrics (including, without limitation, staffing, training, development, diversity, retention and attrition metrics), (o) productivity, (p) customer-related criteria (including, without limitation, service level, acquisition, loyalty program, satisfaction, retention, conversion, customer lists, and traffic metrics), (q) successful completion of Company-specific tasks (including, without limitation, project implementations, project milestones, product development, new concept development, new store openings, store closings, acquisitions, divestitures, synergies, successful conversions and integrations), (r) expenses (including, without limitation, selling, general, and administrative and other operating expenses), (s) cost of goods sold, (t) operating ratio, (u) dividends, (v) balance sheet measurements (including, but not limited to, cash, working capital, and debt), (w) cash return on assets, (x) credit rating and (y) economic value added.
The Administrator shall objectively define the manner of calculating the Qualifying Performing Criteria it selects for use for an Award at the time of grant, or at such other time as not prohibited by Section 162(m), including the extent to which the Qualifying Performance Criteria for an Award shall be adjusted to include or exclude the effects of certain events, including but not limited to, any of the following events: (i) asset write-downs; (ii) charges associated with store closings; (iii) litigation or claim judgments or settlements (including, without limitation, any tax settlement paid to a tax authority); (iv) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (v) discontinued operations; (vi) expenses or losses related to any recapitalization, reorganization, restructuring, mergers and acquisitions (including integration costs), divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate costs (including losses attributable to acquired companies and their operations); (vii) expenses for productivity initiatives; (viii) non-cash items, such as amortization, depreciation, or reserves; (ix) currency fluctuations and/or foreign exchange losses; (x) items that are outside the scope of the Company’s core, on-going business activities or other non-operating items; (xi) items relating to major licensing or partnership arrangements; (xii) financing activities; (xiii) impairment charges related to goodwill or other intangible assets; (xiv) unrealized losses on investments in debt and equity securities; (xv) any loss recognized as a result of derivative instrument transactions or other hedging activities; (xvi) stock-based compensation charges; (xvii) any charges associated with the early retirement of debt; (xviii) pension curtailment or settlement charges; (xix) any infrequent and/or non-recurring items, as described (A) in Accounting Principles Board Opinion No. 30 and/or (B) in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and (xx) expenses identified in a press release or conference call, publicly announced by the Company, relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.
(hh)     "Restricted Stock Award" means a grant of Shares subject to a risk of forfeiture or other restrictions as the Administrator, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Shares, or to receive any dividends with respect to such Shares), which restrictions may lapse separately or in combination, or upon the achievement of one or more goals relating to completion of service by the Participant, or upon achievement of performance or other objectives, which may include one or more Qualifying Performance Criteria, at such time or times, in installments or otherwise, as determined by the Administrator.
(ii)    "Restricted Unit Award" means a grant of Stock Unit subject to a risk of forfeiture or other restrictions as the Administrator, in its sole discretion, may impose (including, without limitation, any forfeiture provisions), which restrictions may lapse separately or in combination, or upon the achievement of one or more goals relating to completion of service by the Participant, or upon achievement of

A-3 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix A (continued)

performance or other objectives, which may include one or more Qualifying Performance Criteria, at such time or times, in installments or otherwise, as determined by the Administrator.
(jj)    "SAR" means a stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as adjusted in accordance with Section 13 of this Plan, payable in cash, Shares or Stock Units as determined by the Administrator.
(kk)    "Section 162(m)" means Section 162(m) of the Code, and the regulations, judicial interpretations and other binding guidance promulgated thereunder.
(ll)    "Section 409A" means Section 409A of the Code, and the regulations, judicial interpretations and other binding guidance promulgated thereunder.
(mm)    "Separation from Service" and "Separate from Service" means the Participant’s death, retirement or other termination of employment or service with the Company or Parent or Subsidiary of the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a "separation from service" (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears. Whether a Participant has experienced a Separation from Service will be determined based on all of the facts and circumstances in accordance with the guidance issued under Section 409A of the Code, to the extent not inconsistent therewith, the terms of this Plan.
(nn)    "Share" means a share of Company Common Stock, as adjusted in accordance with Section 13 of this Plan.
(oo)    "Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.
(pp)    "Stock Unit" means the right to receive a Share or the cash equivalent of a Share at a future point in time.
(qq)    "Stock Unit Award" means the grant of a Stock Unit.
(rr)    "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ss)    "10% Stockholder" means an employee of the Company or its Subsidiary who, as of the date on which an Incentive Stock Option is granted to such employee, owns more than ten percent (10%) of the total combined voting power of all classes of shares of Common Stock then issued by the Company or any of its Subsidiaries.

3.Shares Subject to this Plan.
(a)Subject to the provisions of Section 13 of this Plan, the maximum aggregate number of Shares which may be issued under this Plan shall be:
(i)5,000,000, plus
(ii)Any Shares available under the Prior Plans, and any Shares subject to outstanding awards granted under the Prior Plans, that cease for any reason to be subject to such awards (other than as provided in Section 3(b) of this Plan).
The maximum aggregate number of Incentive Stock Options which may be issued under this Plan is 10,000,000. Any Shares under any Award that are granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines ("Substitute Awards") shall not be applied to reduce the Share limitations of this provision.
(b)The Shares may be: authorized, but unissued Shares; issued Shares that have been reacquired by the Company (otherwise known as treasury Shares); or Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof. Notwithstanding any other provision of this Plan, Awards for Class B Common Stock or Awards for securities convertible or exchangeable into Class B Common Stock may only be issued to a Class B Permitted Holder (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as further amended and/or restated).
The aggregate number of Shares available with respect to Awards under this Plan shall be reduced by one (1) Share for each Share to which an Award relates; provided, however, that any Award (or any portion thereof) settled in cash will not be counted against, or have any effect upon, the number of Shares available for issuance under this Plan. If any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or an Award (or any portion thereof) otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted; provided, however, that Shares (i) delivered in payment of the exercise price or Grant Price of an Option or SAR, as applicable, (ii) not issued upon the settlement of SARs, (iii) repurchased by the Company using proceeds from Option exercises or (iv) delivered to or withheld by the Company to pay federal, state or local withholding taxes, shall not become available again for issuance under this Plan.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders A-4

Appendix A (continued)

Subject to the provisions of Section 13 of this Plan, no Participant may be granted under this Plan: (i) Stock Options or SARs for more than 3,000,000 Shares in any one fiscal year of the Company; (ii) Performance Share Awards (payable in Shares or cash) that are intended to be performance-based compensation under Section 162(m) of the Code for more than 2,000,000 Shares (based on a maximum Award level on the date of grant) in any one fiscal year of the Company and (iii) Performance Unit Awards (payable in cash) that are intended to be performance-based compensation under Section 162(m) of the Code for more than $15,000,000 (based on a maximum Award level on the date of grant) in any one fiscal year of the Company.
Notwithstanding anything in this Plan to the contrary and subject to adjustment pursuant to Section 13 of this Plan, no Non-Employee Director may be granted, in any one fiscal year of the Company, Awards specifically awarded under this Plan with an aggregate maximum value, calculated as of their respective Grant Dates, of more than $500,000.

4.	Administration of this Plan.
(a)Authority. Subject to the provisions of this Plan, the Administrator shall have the full and exclusive authority, in its discretion:
(i)to establish, amend and rescind rules and regulations relating to this Plan;
(ii)to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
(iii)to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;
(iv)to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Award, the circumstances under which Awards or any Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, including changes resulting from a termination of employment, based, in each case, on such factors as the Administrator shall determine, in its sole discretion;
(v)to determine the Fair Market Value of the Company Common Stock, in accordance with Section 2(q) of this Plan;
(vi)to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;
(vii)to approve forms and terms of Award Agreements for use under this Plan;
(viii)to determine whether and under what circumstances an Award may be settled in cash instead of Shares;
(ix)to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);
(x)subject to Sections 13 and 14 hereof, adopt modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company or any Parent or Subsidiary of the Company operates;
(xi)to interpret and construe the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to, or in connection with, this Plan or any Award Agreement, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, to make exceptions to any such provisions in good faith and for the benefit of the Company, and to consult with attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and shall be entitled to rely upon the advice, opinions, or valuations of any such individuals; and
(xii)to make all other determinations deemed necessary or advisable for the administration of this Plan.
Notwithstanding the foregoing and any other provision of this Plan, except for adjustments as provided in Section 13 or in connection with a corporate transaction involving the Company (including, without limitation, any Share dividend, distribution (whether in the form of cash, other Company securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other Company securities, or similar transaction(s)), the terms of outstanding Options or SARs may not be (i) amended to reduce the exercise price or Grant Price of such outstanding Options or SARs, as applicable, or (ii) cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or Grant Price that is less than the exercise price or Grant Price of the original Options or SARs, as applicable, without obtaining stockholder approval.
(b)Effect of Administrator’s Decision. All decisions, determinations, actions and interpretations of the Administrator shall be final and binding on all Participants, the Company, any Parent or Subsidiary of the Company and all other interested individuals or entities.

5.Delegation. The Administrator may delegate to one or more of its members or to one or more officers of the Company and/or any Parent or Subsidiary of the Company or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to

A-5 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix A (continued)

render advice with respect to any responsibility the Administrator or such individuals may have under this Plan. The Administrator may, by resolution, authorize one or more officers of the Company to do the following, among other matters, on the same basis as the Administrator: (a) grant Awards, and designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Administrator shall not delegate to an officer the authority to grant Awards to any Participant who is subject to the reporting requirements of Section 16 of the Exchange Act; (ii) the resolution providing such authorization sets forth the total number of Awards, Shares and/or dollar value such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Administrator regarding the nature and scope of the Awards granted pursuant to the authority delegated.

6.Term of Plan. This Plan was originally approved by the Company’s stockholders on June 6, 2012, and this amended and restated Plan shall become effective, as amended and restated, upon receipt of approval of this Plan, as amended and restated, by the stockholders of the Company at the Company’s Annual Meeting of stockholders to be held on June 7, 2017 (or such other date that a vote on this Plan is held, the "Annual Meeting"). This Plan, as amended and restated, shall continue in effect for a term of ten (10) years therefrom unless sooner terminated under Section 14 of this Plan; provided, however, that this Plan shall remain in effect so long as any Award remains outstanding and as long as necessary to issue any Awards pursuant to commitments entered into prior to the expiration of this Plan. If this Plan, as amended and restated, is not so approved at the Annual Meeting, then this Plan as in effect immediately prior to the Annual Meeting shall remain in effect.

7.Options.
(a)General Terms.
(i)Award Agreement. Each Option grant shall be evidenced by an Award Agreement setting forth the number and kind of Shares that may be issued upon exercise of the Option, the purchase price of each Share, the term of the Option, such additional terms and conditions on the vesting and/or exercisability of an Option as may be determined by the Administrator, any restrictions on the transfer of the Option and forfeiture provisions and such further terms and conditions, in each case, not inconsistent with this Plan, as may be determined from time to time by the Administrator.
(ii)Designation. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. The terms of any Incentive Stock Option granted under this Plan shall be subject in all respects to the provisions of Section 422 of the Code, or any successor provision thereto, and any regulation promulgated thereunder. Notwithstanding such designations, to the extent that an Option does not qualify as an Incentive Stock Option, it shall be treated as a Nonstatutory Stock Option.
(iii)Eligibility. To the extent then required by the Code, including Section 422 thereof, Incentive Stock Options may be granted only to eligible Employees.
(iv)Term of Option. The term of each Option shall be the term stated in the Award Agreement evidencing such Option; provided, however, that, to the extent then required by the Code, in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement and, in the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement evidencing such Option.
(v)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(A)	To the extent then required by the Code, in the case of an Incentive Stock Option:

(1)	granted to a 10% Stockholder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and

(2)	granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B)
In the case of a Nonstatutory Stock Option grant, the per Share exercise price may not be less than 100% of the Fair Market Value per Share as of the date of grant (except in the case of Substitute Awards).

(vi)Payment of Exercise Price. Unless otherwise provided by the Administrator in the Award Agreement, the exercise price of an Option may be paid in one or more of the following: (1) cash or its equivalent, (2) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price of the Option, (3) delivery of a properly executed exercise notice together with irrevocable instructions to a broker registered under the Exchange Act to promptly deliver to the Company the amount of proceeds required to pay the exercise price, (4) by the Participant electing to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company, (5) any combination of the foregoing methods of payment, or (6) any other method approved or accepted by the Administrator in its sole discretion.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders A-6

Appendix A (continued)

(b)Exercise of Options.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the Option Award Agreement by the person entitled to exercise such Option and, if an Option is to be exercised, full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the Shares underlying the Option have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the appropriate entry is made on the books of the Company or of a duly authorized transfer agent of the Company, except as provided in Section 13 of this Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available under the Option by the number of Shares as to which the Option is exercised.
(ii)Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an Option in the event of termination of a Participant’s Continuous Status as an Employee, Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. In no event will a Participant, as it relates to any Option or SAR, have the right to exercise such Option or SAR later than the expiration date of the term of such Award as set forth in the Award Agreement. The inclusion of such provisions in an Award Agreement shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination. To the extent that such Participant was not entitled to exercise the Option at the date of such termination, or if such Participant does not exercise such Option to the extent so entitled within the time specified in the Award Agreement, the Option shall terminate.
(iii)Buyout Provisions. To the extent not inconsistent with Section 4(a) and/or Section 22 hereof, the Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
(c)Transferability of Options. Unless otherwise provided by the Administrator and/or set forth in an Award Agreement, no Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. With respect to those Options, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of the Option exercise price by the Participant shall be deemed to include, as determined by the Administrator, the Participant’s permitted transferee.
(d)Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

8.SARs.
(a)Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Administrator. Subject to the terms and conditions of this Plan, the Administrator shall have complete discretion in determining the number of SARs granted to each Eligible Individual and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs. The Grant Price for each grant of a SAR shall be determined by the Administrator, and be no less than 100% of the Fair Market Value per Share, as of the date of grant (except in the case of Substitute Awards).
(b)SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Administrator shall determine.
(c)Term of SAR. The term of a SAR granted under this Plan shall be determined by the Administrator, in its sole discretion, and except as determined otherwise by the Administrator and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
(d)Exercise and Settlement of SARs. SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes. Upon the exercise of a SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:
(i)The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(ii)The number of Shares with respect to which the SAR is exercised.
The payment upon SAR exercise shall be in cash, Shares or Stock Units, as determined by the Administrator and set forth in the SAR Award Agreement. Until the Shares underlying the SAR have been issued (as evidenced by the appropriate entry on the books

A-7 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix A (continued)

of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares relating to the SAR Award, notwithstanding the exercise of the SAR Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the appropriate entry is made on the books of the Company or of a duly authorized transfer agent of the Company, except as provided in Section 13 of this Plan.
(e)Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR in the event of termination of a Participant’s Continuous Status as an Employee, status as a Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination. To the extent that such Participant was not entitled to exercise the SAR at the date of such termination, or if such Participant does not exercise such SAR to the extent so entitled within the time specified in the Award Agreement, the SAR shall terminate.
(f)Transferability of SARs. Unless otherwise provided by the Administrator and set forth in an Award Agreement, no SAR may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The terms of the SAR shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or settlement of the SAR by the Participant shall be deemed to include, as determined by the Administrator, the Participant’s permitted transferee.
(g)Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the settlement of SARs granted under this Article 8 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

9.Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards and Stock Unit Awards.
(a)Awards. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards may be issued by the Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under this Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by an Award Agreement containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria and/or Qualifying Performance Criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Shares or Stock Units and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Administrator, in its sole discretion.
(b)Vesting. The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards shall occur at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria or Qualifying Performance Criteria as deemed appropriate by the Administrator. Notwithstanding anything to the contrary herein, for any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m), the Committee shall establish and approve in writing (i) the applicable Participants and the performance period, (ii) the performance criteria that are intended to satisfy such requirements, which shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee, (iii) the maximum amounts that may be paid if the Qualifying Performance Criteria are met, and (iv) any other conditions that the Committee deems appropriate and consistent with this Plan and the requirements of Section 162(m) for "performance-based compensation," in each case, as and to the extent required by Section 162(m). The establishment and approval of all such performance goal(s) that are intended to satisfy the requirements for "performance-based compensation" under Section 162(m) shall be established in writing no later than ninety (90) days (or such shorter or longer period permitted or required by the regulations promulgated under Section 162(m)) after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Committee shall take any such actions prior to the lapse of 25% (or such shorter or longer period permitted or required by the regulations promulgated under Section 162(m)) of the performance period and while the attainment of such Qualifying Performance Criteria remains substantially uncertain. The Committee will certify the results and amounts to be paid, if any, for the applicable period under any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) to all affected Participants after it determines whether and to what extent the Qualifying Performance Criteria have been satisfied.
(c)Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares or Stock Units granted, issued, retainable and/or vested under a Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders A-8

Appendix A (continued)

Unit Award, or Stock Unit Award on account of either financial, operational or similar performance or personal performance evaluations, or some combination of the foregoing, may be reduced by the Committee at any time on the basis of such further considerations as the Committee shall determine. This negative discretion will be exercised in accordance with Section 162(m) for any Qualifying Performance Criteria that are intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m).
(d)Voting and Dividend Rights. Unless otherwise determined by the Administrator and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Administrator, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares prior to vesting. A Participant shall have no voting rights with respect to any Restricted Units granted hereunder. Dividends declared on any Shares of Restricted Stock for which dividends accrue, to the extent determined by the Administrator, or in connection with dividend equivalents which may apply to Restricted Units, to the extent determined by the Administrator, shall be held by the Company for the benefit of the Participant until such Shares of Restricted Stock or Awards of Restricted Units have vested and been earned (if applicable), and the related Shares or Share equivalents distributed to the Participant by the Company upon the later of such vesting or the Award being earned, if applicable.
(e)Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards in the event of termination of a Participant’s Continuous Status as an Employee, Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

10.Incentive Bonus Awards. Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period, as established by the Administrator (or in the case of Incentive Bonus Awards subject to Section 162(m), the Committee).
(a)Incentive Bonus Document. The terms of each Incentive Bonus Award shall be determined by the Administrator. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan pursuant to this Section 10 for any fiscal year to any Employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) shall not exceed $15,000,000.
(b)Performance Criteria. The Administrator (or in the case of Incentive Bonus Awards subject to Section 162(m), the Committee) shall establish the performance criteria and level of achievement versus these criteria that shall determine any minimum, target or maximum amounts payable under an Incentive Bonus Award, which criteria may be based on financial, operational or similar performance, personal performance evaluations, or some combination of the foregoing. The Committee may specify the percentage of the incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m).
(c)Timing and Form of Payment. The Administrator shall determine the timing of payment of any incentive bonus. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An incentive bonus that is paid in cash shall not affect the number of Shares otherwise available for issuance under this Plan.
(d)Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of any of financial, operational or similar performance, personal performance evaluations, or some combination of the foregoing, may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine. This negative discretion will be exercised in accordance with Section 162(m), if applicable. The Administrator’s right and ability to alter the governing performance criteria and/or Qualifying Performance Criteria with respect to the need to obtain stockholder approval of such changes shall be determined with reference to the law at the time of the alteration. In addition, in the event that the Administrator determines that it is advisable to grant Awards that shall not qualify as Incentive Bonus Awards, Performance Share Awards or Performance Unit Awards, the Administrator may make such grants without satisfying the requirements of Section 162(m) and base vesting on criteria other than Qualifying Performance Criteria.

11.Other Stock-Based Awards. The Administrator shall have authority to grant to Participants other stock-based awards, which shall consist of any right that is (i) not an Award described in Sections 7 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities

A-9 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix A (continued)

convertible into Shares), as deemed by the Administrator to be consistent with the purposes of this Plan, including, without limitation, dividend or dividend equivalent rights, any payments for which will be held for the benefit of the Participant by the Company until the other stock-based award has vested or been deemed earned. Subject to the terms of this Plan and any applicable Award Agreement, the Administrator shall determine the terms and conditions of any such other stock-based award.

12.Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").
In the event that the Company elects to make a payment to the Participant in cash upon the exercise of a SAR, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from such payment the amount required to satisfy such withholding tax obligation.
All elections by a Participant to have Shares or cash withheld for this purpose, as the case may be, shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:
(i)the election must be made on or prior to the applicable Tax Date;
(ii)once made, the election shall be irrevocable; and
(iii)all elections shall be subject to the consent or disapproval of the Administrator.
In the event the election to have Shares or cash withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares or full amount of cash, as the case may be, with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares, or the proper amount of cash, as the case may be, on the Tax Date.
Notwithstanding the foregoing or any provisions of this Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements of FASB Accounting Standards Codification Topic 718 (and any updates, amendments or successor provisions thereto) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements (except as otherwise approved by the Administrator).

13.	Adjustments Upon Changes in Capitalization or Change in Control.
(a)Subject to any required action by the stockholders of the Company, the number of Shares or Stock Units covered by each outstanding Award and the number of Shares which have not yet been issued under this Plan, as well as the purchase price, if any, of each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of Shares resulting from any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction. The Administrator will also make or provide for such adjustments in the numbers of Shares specified in Section 3 as the Administrator in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Notwithstanding the foregoing, with respect to any Award subject to Section 162(m) or 409A or Section 422 of the Code, no such adjustment shall be authorized to the extent that such adjustment would cause this Plan or Award to fail to comply with Section 162(m) or 409A or Section 422 of the Code.
(b)Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Administrator may authorize outstanding Awards to be assumed or an equivalent Award be substituted by such successor corporation or a parent or subsidiary of such successor corporation and may assign any Awards to the successor corporation. In the event that such successor corporation does not agree to assume the Awards, or to substitute an equivalent Option or Award, then the Administrator may provide that all outstanding Options or SARs become vested and exercisable, and vesting restrictions on Restricted Stock Awards, Restricted Unit Awards, Performance Share Awards, Performance Unit Awards, Stock Unit Awards and any other Awards lapse. In all cases, the Administrator may make substitutions, adjustments and/or alternative settlements of outstanding Awards, including cashing out Awards, as it deems appropriate and consistent with this Plan’s purposes. Notwithstanding the foregoing, the Administrator, in its sole discretion and to the extent not inconsistent with Section 22 of this Plan, may determine that, in the event of a transaction in which the Company is not the surviving entity, each outstanding Award shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each such Award, cash or other property, including securities of any entity acquiring the Company, in an amount equal to the fair market value of such Award (if any) as determined by the Administrator in its sole discretion. In addition, for each Option or SAR with an exercise price or Grant Price, as the case may be, greater than the consideration offered in connection with any such transaction

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders A-10

Appendix A (continued)

or event or Change in Control, the Administrator may, in its sole discretion, elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.
If the Administrator makes an Option or SAR fully exercisable hereunder prior to a Change in Control, the Administrator shall notify the Participant that the Option or SAR shall be fully exercisable for a period determined by the Administrator and set forth in the notice, and the Option or SAR will terminate upon the expiration of such period.
For the purposes of this section, the Award shall be considered assumed if, following the merger, the Award confers the right to receive, purchase, or receive the appreciation in Fair Market Value, as the case may be, for each Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award or Stock Unit Award, or Share of stock subject to an Option or SAR immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Company Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received for the Awards (upon exercise, vesting, satisfaction of performance conditions or otherwise) to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Company Common Stock in the merger or sale of assets.
Notwithstanding the foregoing, with respect to any Award subject to Section 162(m) or 409A, no adjustment or other action shall be authorized to the extent that such adjustment or other action would cause this Plan or Award to fail to comply with Section 162(m) or 409A.

14.	Amendment and Termination of this Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, modify, suspend or discontinue this Plan and any Award Agreement in whole or in part, but no amendment, alteration, suspension or discontinuation shall be made that would materially impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the New York Stock Exchange or other applicable established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
(b)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (it being understood that the events described in Section 13 shall result in mandatory adjustment) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, with respect to any Award subject to Section 162(m) or 409A or Section 422 of the Code, no such adjustment shall be authorized to the extent that such adjustment would cause this Plan or Award to fail to comply with Section 162(m) or 409A or Section 422 of the Code.
(c)Effect of Amendment or Termination. Any such amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing or any provision of this Plan or an Award to the contrary, the Administrator may at any time (without the consent of any Participant) modify or amend any or all of the provisions of this Plan or an Award to the extent necessary to conform the provisions of the of this Plan or an Award with Section 409A, Section 162(m) or any present or future law relating to plans of this or similar nature, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of this Plan or an Award shall adversely affect the rights of a Participant.

15.Forfeiture Events; Clawbacks. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company or any Parent or Subsidiary of the Company, violation of material Company, Parent or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Parent or Subsidiary of the Company.
In addition, to the extent required by applicable law, any applicable securities exchange listing standards, and/or Company policy, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Administrator, which clawback may include forfeiture, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance, in accordance with the applicable law, listing standard or Company policy. All Awards granted under this Plan, any property, including Shares, received in connection with any exercise or vesting of, or lapse of restriction on, any

A-11 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix A (continued)

Awards, and any proceeds received from the disposition of any such property, shall be subject to clawback, whether pursuant to law, securities exchange listing standard and/or Company policy adopted, and amended from time to time, by the Administrator. The Administrator shall have discretion with respect to any clawback to determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, policy, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Parent or a Subsidiary of the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise. By accepting Awards under this Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under this Plan subject to clawback pursuant to such law, securities exchange listing standard or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid from a Participant’s accounts, or pending or future compensation or Awards.
16.Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange or of any stock exchange upon which the Shares may then be listed.

17.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.Information to Participants. The Company shall make available to each Participant, during the period for which such Participant has one or more Awards outstanding, access to all annual reports and other information that stockholders of the Company are provided access to.

19.No Right to Employment. Neither this Plan nor any Award Agreement shall confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

20.Rights as a Stockholder. Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

21.Governing Law. The validity, constrictions and effect of this Plan, Award Agreements or other agreements entered into pursuant to this Plan or Award Agreements, and of any rules, regulations, determinations or decisions made by the Administrator relating to this Plan, Award Agreement or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the state of Delaware, without regard to its conflict of laws principles.

22.Section 409A. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, if any Award or other benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of this Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). If an Award or payment under this Plan is subject to Section 409A and not excepted therefrom, then the following provisions shall apply, as and to the extent applicable:
(i)If a Participant is a Specified Employee and a payment to such Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date such Participant Separates from Service (or, if earlier, the death of such Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.
(ii)Distributions shall only be made in a manner and upon events that qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders A-12

Appendix A (continued)

applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.
(iii)The Administrator, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Administrator shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Administrator to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in this Plan may file an election ("Initial Election") at any time prior to the 30 day period following the date on which the Participant initially becomes eligible to participate in this Plan (or at such other date as may be specified by the Administrator to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.
(iv)The grant of Nonstatutory Stock Options, SARs and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

23.Section 162(m). Notwithstanding any provision of this Plan or any Award Agreement to the contrary, if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

24.Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Parent or Subsidiary of the Company operates or has Eligible Individuals, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Parent and/or Subsidiary of the Company shall be covered by this Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any other action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. Any subplans and modifications to Plan terms and procedures established under this Section 23 by the Administrator shall be attached to this Plan document as appendices.
Notwithstanding the above, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
25.Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or any Parent or Subsidiary of the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Parent or Subsidiary of the Company, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Parent or its Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

26.Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Administrator to adopt such other compensation arrangements as it may deem desirable for any Eligible Individual.

27.No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or any Parent or Subsidiary of the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its

A-13 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix A (continued)

capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company, a Parent or a Subsidiary of the Company to take any action which such entity deems to be necessary or appropriate.

28.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

29.Disclaimer. Although it is the intent of the Company that this Plan and Awards hereunder, to the extent the Administrator deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 162(m), 409A and 422 of the Code: (a) none of the Company, the Board, the Committee, or any other person warrants that any Award under this Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (b) in no event shall any member of the Board or the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Section 162(m), 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under this Plan.

30.Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a member of any committee or subcommittee acting as Administrator, or an officer of the Company to whom authority was delegated in accordance with this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan so long as he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company; provided, however, that no indemnification shall be required with respect to any (i) claim, issue or matter, including, but not limited to, taxes or interest or penalties thereon, as to which such person shall have been adjudged to have been liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem to be proper, or (ii) circumstance where the person to be indemnified is involved in the claim, action, suit or proceeding as the plaintiff or claimant. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Amended and Restated Certificate of Incorporation (as further amended and/or restated) or Amended and Restated By-laws (as further amended and/or restated), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders A-14

Appendix B

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income, non-GAAP earnings per diluted share, and Adjusted EBT which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance, and management’s annual incentive compensation is derived, in part, on Adjusted EBT. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below.

	Fiscal 2016 52 Weeks Ended January 28, 2017
	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$5,556,198	$1,875,643	$40,286	$458,422	$287,396	$2.56
% of Net sales	70.14%	23.68%	0.51%	5.79%	3.63%
Inventory write-down	(46,379)	—	—	46,379	28,755
Non-cash impairment and store closing charge	—	(32,821)	—	32,821	20,349
Non-operating asset impairment	—	(7,707)	—	7,707	4,778
TSA and Golfsmith integration costs	—	(8,545)	(5,102)	13,647	8,461
Non-GAAP Basis	$5,509,819	$1,826,570	$35,184	$558,976	$349,739	$3.12
% of Net sales	69.55%	23.06%	0.44%	7.06%	4.41%
During the third quarter of 2016, the Company recorded pre-tax integration costs of $7.6 million to convert former TSA stores to Dick's Sporting Goods stores. During the fourth quarter of 2016, the Company recorded a pre-tax inventory write-down of $46.4 million in connection with the Company's implementation of its new merchandising strategy, a pre-tax non-cash impairment charge of $32.9 million for store assets and store closing charges primarily for ten Golf Galaxy stores in overlapping trade areas with acquired Golfsmith stores, a pre-tax non-cash impairment charge of $7.7 million to reduce the carrying value of a corporate aircraft held for sale to its fair market value, and pre-tax merger and integration costs of $6.0 million to convert former TSA and Golfsmith stores to Dick's Sporting Goods and Golf Galaxy stores. The provision for income taxes for the aforementioned adjustments were calculated at 38%, which approximates the Company's blended tax rate.

	Fiscal 2015 52 Weeks Ended January 30, 2016
	Selling, general and administrative expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,613,075	$530,875	$330,391	$2.83
% of Net sales	22.19%	7.30%	4.54%
Litigation settlement charge	(7,884)	7,884	4,730
Non-GAAP Basis	$1,605,191	$538,759	$335,121	$2.87
% of Net sales	22.08%	7.41%	4.61%
During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.

B-1 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Appendix B (continued)

	Fiscal 2014 52 Weeks Ended January 31, 2015
	Cost of goods sold	Selling, general and administrative expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$4,727,813	$1,502,089	$556,014	$344,198	$2.84
% of Net sales	69.38%	22.04%	8.16%	5.05%
Golf restructuring charges	(2,405)	(17,960)	20,365	12,219
Gain on sale of asset	—	14,428	(14,428)	(8,657)
Non-GAAP Basis	$4,725,408	$1,498,557	$561,951	$347,760	$2.87
% of Net sales	69.34%	21.99%	8.25%	5.10%
During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its Dick's stores and consolidation of Dick's golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximated the Company's blended tax rate.

	Fiscal 2013 52 Weeks Ended February 1, 2014
	Selling, general and administrative expenses	Other income	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,386,315	$(12,224)	$546,107	$337,598	$2.69
% of Net sales	22.31%	(0.20)%	8.79%	5.43%
Non-operating asset impairment	(7,881)	—	7,881	4,729
Recovery of previously impaired asset	—	4,342	(4,342)	(4,342)
Non-GAAP Basis	$1,378,434	$(7,882)	$549,646	$337,985	$2.69
% of Net sales	22.19%	(0.13)%	8.85%	5.44%
During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired. There was no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.

	Fiscal 2012 53 Weeks Ended February 2, 2013
	Impairment of available-for-sale investments	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$32,370	$489,825	$290,709	$2.31
% of Net sales	0.55%	8.39%	4.98%
Impairment of investments	(32,370)	32,370	27,636
Non-GAAP Basis	$—	$522,195	$318,345	$2.53
% of Net sales	0.00%	8.95%	5.45%
During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it did not expect to realize at the time of the impairment.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders B-2

Appendix B (continued)

	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015	Fiscal 2016
Income before income taxes ("EBT")	$297,511	$432,026	$489,525	$546,107	$556,014	$530,875	$458,422
EBT year-over-year growth		45.2%	13.3%	11.6%	1.8%	(4.5)%	(13.6)%
Store closing costs	18,233	—	—	—	—	—	—
Litigation settlement charge	10,821	—	—	—	—	7,884	—
Gain on sale of investment	—	(13,900)	—	—	—	—	—
Litigation settlement	—	(2,148)	—	—	—	—	—
Impairment of investments	—	—	32,370	—	—	—	—
Non-operating asset impairment	—	—	2,966	7,881	—	—	7,707
Recovery of previously impaired asset	—	—	—	(4,342)	—	—	—
Golf restructuring charges	—	—	—	—	20,365	—	—
Gain on sale of asset	—	—	—	—	(14,428)	—	—
Inventory write-down	—	—	—	—	—	—	46,379
Non-cash impairment and store closing charge	—	—	—	—	—	—	32,821
Merger and integration costs	—	—	—	—	—	—	17,095
Adjusted EBT	$326,565	$415,978	$524,861	$549,646	$561,951	$538,759	$562,424
Adjusted EBT year-over-year growth		27.4%	26.2%	4.7%	2.2%	(4.1)%	4.4%

B-3 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, PA 15108

EVERY SEASON STARTS AT

DICK'S SPORTING GOODS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/dks or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, June 6, 2017. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 6, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24244-P90075 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DICK'S SPORTING GOODS, INC.

The Board of Directors recommends you vote FOR the following Class C Directors:

Nominees:	For	Withhold
1a. Edward W. Stack	☐	☐
1b. Jacqualyn A. Fouse	☐	☐
1c. Lawrence J. Schorr	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3, ONE YEAR on proposal 4, and FOR proposal 5.

	One Year	Two Years	Three Years	Abstain
4. Non-binding advisory vote to approve frequency of advisory vote on compensation of named executive officers; and	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/dks.

E24245-P90075

EVERY SEASON STARTS AT DICK'S SPORTING GOODS

DICK'S SPORTING GOODS, INC.
Annual Meeting of Stockholders
June 7, 2017 1:00 PM, Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Lee J. Belitsky and John E. Hayes, III, or either of them, to act as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of DICK'S SPORTING GOODS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Eastern Time on June 7, 2017, at the Dick's Sporting Goods, Inc. Store Support Center, 345 Court Street, Coraopolis, PA 15108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated herein.

Continued and to be signed on reverse side

V1.1